                                                                   EXHIBIT F.7.a

                                                                  EXECUTION COPY










                          SALE AND SERVICING AGREEMENT


                                      among


                ALLIED CAPITAL COMMERCIAL MORTGAGE TRUST 1998-1,
                                     Issuer,


                            ALLIED CAPITAL CMT, INC.,
                                     Seller,


                           ALLIED CAPITAL CORPORATION,
                         Servicer and Special Servicer,


                             LASALLE NATIONAL BANK,
                        Indenture Trustee and Custodian,


                                       and


                               ABN AMRO BANK N.V.,
                                  Fiscal Agent




                           Dated as of January 1, 1998




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

                                                 TABLE OF CONTENTS
                                                                                                               Page
                                                                                                               ----

                                                     ARTICLE I

                                                    Definitions

              SECTION 1.01.  Definitions........................................................................  1
              SECTION 1.02.  Other Definitional Provisions...................................................... 23

                                                    ARTICLE II

                                 Conveyance of Mortgage Loans and the Funding Note

              SECTION 2.01.  Conveyance of Mortgage Loans and the Funding Note.................................. 24

                                                    ARTICLE III

                                      The Mortgage Loans and the Funding Note

              SECTION 3.01.  Representations and Warranties of Allied REIT and BMI REIT......................... 25
              SECTION 3.02.  Representations and Warranties of the Seller....................................... 26
              SECTION 3.03.  Repurchase upon Breach............................................................. 27
              SECTION 3.04.  Delivery and Possession of Servicing Files; Custody of Mortgage Files; Review of
                             Mortgage Files .................................................................... 27
              SECTION 3.05.  Instructions; Authority to Act..................................................... 30
              SECTION 3.06.  Custodian's Indemnification........................................................ 30
              SECTION 3.07.  Effective Period and Termination................................................... 31
              SECTION 3.08.  Delivery of the Mortgage Files to the Servicer or Special Servicer................. 31

                                                    ARTICLE IV

                                  Administration and Servicing of Mortgage Loans

              SECTION 4.01.  Duties of Servicer................................................................. 31
              SECTION 4.02.  Collection and Mortgage Loan Payments; Modifications of Mortgage Loans............. 33
              SECTION 4.03.  Realization upon Mortgage Loans.................................................... 35
              SECTION 4.04.  Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage...... 37
              SECTION 4.05.  Reserved........................................................................... 39
              SECTION 4.06.  Recordation of Mortgages and Other Documents....................................... 39
              SECTION 4.07.  Reserved........................................................................... 39
              SECTION 4.08.  Servicing Fee...................................................................... 39
              SECTION 4.09.  Servicer's Certificate............................................................. 40
              SECTION 4.10.  Annual Statement as to Compliance; Notice of Servicer Event of Default............. 40
              SECTION 4.11.  Annual Independent Accountants' Report............................................. 41
              SECTION 4.12.  Access to Certain Documentation and Information Regarding Mortgage Loans........... 41
              SECTION 4.13.  Reserved........................................................................... 41
              SECTION 4.14. "Due-on-Sale" Clauses: Assumption Agreements........................................ 41
              SECTION 4.15.  Management of REO Property......................................................... 43



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
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
              SECTION 4.16.  Sale of REO Properties............................................................. 44
              SECTION 4.17.  Inspections; Collection of Operating Statements.................................... 45
              SECTION 4.18.  Reports of Foreclosures of Mortgaged Property...................................... 46
              SECTION 4.19.  Notification of Adjustments........................................................ 46
              SECTION 4.20.  Appraisals......................................................................... 46
              SECTION 4.21.  Certain Matters Regarding the Servicer and the Special Servicer.................... 46
              SECTION 4.22.  Eligibility of Servicer and Special Servicer....................................... 47

                                                     ARTICLE V

                          Distributions; Statements to Certificateholders and Bondholders

              SECTION 5.01.  Establishment of and Deposits to Collection Account ............................... 47
              SECTION 5.02.  Trust Accounts..................................................................... 48
              SECTION 5.03.  Application of Collections......................................................... 49
              SECTION 5.04.  Purchase Price..................................................................... 50
              SECTION 5.05.  Permitted Withdrawals From Collection Account...................................... 50
              SECTION 5.06.  Distributions...................................................................... 51
              SECTION 5.07.  Deposits to Escrow Account. ....................................................... 52
              SECTION 5.08.  Permitted Withdrawals from Escrow Account: Payment of Taxes and Insurance.......... 53
              SECTION 5.09.  P&I Advances....................................................................... 54
              SECTION 5.10.  Servicing Advances................................................................. 56
              SECTION 5.11.  Reserved........................................................................... 56
              SECTION 5.12.  Statements to Securityholders...................................................... 56

                                                    ARTICLE VI

                                                    The Seller

              SECTION 6.01.  Representations of Seller.......................................................... 59
              SECTION 6.02.  Corporate Existence................................................................ 61
              SECTION 6.03.  Liability of Seller; Indemnities................................................... 61
              SECTION 6.04.  Merger or Consolidation of, or Assumption of the Obligations of, Seller............ 61
              SECTION 6.05.  Limitation on Liability of Seller and Others....................................... 62
              SECTION 6.06.  Seller May Own Securities.......................................................... 62

                                                    ARTICLE VII

                                                   The Servicer

              SECTION 7.01.  Representations of Servicer and Special Servicer................................... 62
              SECTION 7.02.  Indemnities of Servicer and the Special Servicer................................... 64
              SECTION 7.03.  Merger or Consolidation of, or Assumption of the Obligations of, Servicer and
                             the Special Servicer .............................................................. 65
              SECTION 7.04.  Limitation on Liability of Servicer, the Special Servicer and Others............... 67
              SECTION 7.05.  Appointment of Subservicer......................................................... 68
              SECTION 7.06.  Servicer Not to Resign............................................................. 70
              SECTION 7.07.  Merger or Consolidation of, or

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
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
                             Assumption of the Obligations of, Custodian........................................ 71
                                                   ARTICLE VIII

                                                      Default

              SECTION 8.01.  Servicer Events of Default......................................................... 74
              SECTION 8.02.  Consequences of a Servicer Event of Default........................................ 75
              SECTION 8.03.  Appointment of Successor........................................................... 76
              SECTION 8.04.  Notification to Bondholders and Certificateholders................................. 77
              SECTION 8.05.  Waiver of Past Defaults............................................................ 77

                                                    ARTICLE IX

                                                    Termination

              SECTION 9.01.  Optional Redemption of Bonds....................................................... 77

                                                     ARTICLE X

                                                   Miscellaneous

              SECTION 10.01.  Amendment......................................................................... 78
              SECTION 10.02.  Reserved.......................................................................... 79
              SECTION 10.03.  Notices........................................................................... 79
              SECTION 10.04.  Assignment by the Seller or the Servicer.......................................... 79
              SECTION 10.05.  Limitations on Rights of Others................................................... 80
              SECTION 10.06.  Severability...................................................................... 80
              SECTION 10.07.  Separate Counterparts............................................................. 80
              SECTION 10.08.  Headings.......................................................................... 80
              SECTION 10.09.  Governing Law..................................................................... 80
              SECTION 10.10.  Assignment by Issuer.............................................................. 80
              SECTION 10.11.  Nonpetition Covenants............................................................. 80
              SECTION 10.12.  Limitation of Liability of Owner Trustee and Indenture Trustee.................... 81
              SECTION 10.13.  Servicer Payment Obligation....................................................... 81

SCHEDULE A             Schedule of Mortgage Loans
SCHEDULE B             Mortgage Loan Data Tables
EXHIBIT A              Form of Distribution Date Statement to Securityholders
EXHIBIT B              Form of Servicer's Certificate

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
SALE AND SERVICING AGREEMENT dated as of January 1, 1998 (the "Agreement"), among Allied Capital Commercial Mortgage Trust 1998-1, a Delaware business trust (the "Issuer"), Allied Capital CMT, Inc., a Delaware corporation (the "Seller"), Allied Capital Corporation, a Maryland corporation, as servicer (in such capacity, the "Servicer") and special servicer (in such capacity, the "Special Servicer"), LaSalle National Bank, a national banking association, as indenture trustee (in such capacity, the "Indenture Trustee") and custodian (in such capacity, the "Custodian"), and ABN AMRO Bank N.V., a banking corporation formed under the laws of the Netherlands (the "Fiscal Agent").


         WHEREAS the Issuer desires to purchase the Allied Interests and the Funding Note;

         WHEREAS the Seller is willing to sell the Allied Interests and the Funding Note to the Issuer;

         WHEREAS the Servicer is willing to service the Mortgage Loans; and

         WHEREAS the Servicer will perform certain functions relating to the Funding Note as set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                    ARTICLE I

                                   Definitions

         SECTION 1.01. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         "ACC" means Allied Capital Corporation.

         "ACC Guaranty" means the guaranty of ACC dated as of January 1, 1998 in favor of the Issuer.

         "Advance" means a P&I Advance or a Servicing Advance.

         "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Aggregate Stated Balance" means, with respect to any Determination Date, an amount equal to the aggregate of the Stated Principal Balances of the Mortgage Loans included in the Mortgage Pool as of the end of the immediately preceding Prepayment Period.

         "Allied Interests" means, collectively, the Allied Participations and the Allied Mortgage Loans.

         "Allied Mortgage Loan Purchase Agreement" means the Mortgage Loan Purchase Agreement dated as of January 1, 1998, between Allied REIT, as seller, and the Seller, as purchaser.

         "Allied Mortgage Loans" means the Mortgage Loans identified as such on the Mortgage Loan Schedule attached hereto.

         "Allied Participation" means, with respect to each Participation Mortgage Loan, the participation interest of such Participation Mortgage Loan transferred by Allied REIT to the Seller pursuant to the Allied Mortgage Loan Purchase Agreement.

         "Allied Principal Collections" means, with respect to any Distribution Date, that portion of the following amounts attributable to the Allied
Interests:

         (a) that portion of the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) due and any Assumed Scheduled Payments deemed due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;

         (b) the aggregate of all Principal Prepayments received on the Mortgage Loans during the related Prepayment Period;

         (c) with respect to any Mortgage Loan as to which the related Stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related Mortgagor during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

         (d) the Liquidation Principal Amount for such Distribution Date.

         "Allied REIT" means Allied Capital REIT, Inc., a Maryland corporation.

         "Assignment" means, with respect to each Mortgage Loan, the original assignments from the related Mortgage Loan holder, in favor of the Indenture Trustee, described in clauses (iv) and (v) of the definition of "Mortgage File" herein, pertaining to such Mortgage Loan.

         "Assumed Scheduled Payment" means, with respect to any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its Stated Maturity Date, an amount deemed to be due for such Balloon Loan on its Stated Maturity Date and on each successive related Due Date on which it remains or is deemed to remain outstanding equal to the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, in effect prior to its Stated Maturity Date. With respect to any delinquent Balloon Loan that provides for Monthly Payments of interest only prior to its Stated Maturity Date, the Assumed



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Scheduled Payment for such Balloon Loan will equal the amount of such payment of interest.

         "Available Funds" means, with respect to each Distribution Date, an amount equal to the sum, without duplication, of the following amounts:

         (a) that portion of Scheduled Payments due in respect of the Allied Interests during the related Collection Period and collected during such Collection Period;

         (b) all P&I Advances made with respect to such Distribution Date;

         (c) that portion of all full and partial Principal Prepayments received in respect of the Allied Interests during the related Prepayment Period;

         (d) with respect to the Funding Note, all payments of principal and interest due thereon on the related Remittance Date and received thereon prior to such Distribution Date;

         (e) all other proceeds received in respect of the Allied Interests and the Funding Note during the related Prepayment Period (excluding any Prepayment Premiums); and

         (f) any other amounts allocable to the Allied Interests required to be deposited into the Collection Account (including without limitation Investment Earnings on amounts on deposit in the Collection Account and modification fees and extension fees to the extent collected from Mortgagors) during the related Collection Period or the related Prepayment Period, as applicable, and received no later than the last day of such Collection Period or Prepayment Period, as applicable;

but net of the following amounts allocable to the Allied Interests:

         (i) the Servicing Fee paid with respect to the related Collection
         Period;

         (ii) amounts applied to reimburse P&I Advances for prior Distribution Dates and unreimbursed Servicing Advances (and interest thereon at the related Reimbursement Rate), and all other amounts permitted to be withdrawn from the Collection Account in accordance with the terms of this Agreement; and

         (iii) any late payment fees, assumption fees and escrow payments paid by Mortgagors.

         "Balloon Loan" means a Mortgage Loan whose amortization schedule includes a Balloon Payment.

         "Balloon Payment" means, with respect to any Mortgage Loan which is not fully amortizing over its term to maturity, a lump-sum payment equal to the unpaid principal balance of such Mortgage Loan due on the Stated Maturity Date thereof.

         "Basic Documents" means the Certificate of Trust, the Trust Agreement, the Indenture, this Agreement, the Mortgage Loan Purchase Agreements, the Funding Note, the Funding Note Purchase Agreement,



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the Administration Agreement and the ACC Guaranty.

         "BMI Collections" shall have the meaning specified in Section 5.06(d)(1) hereof.

         "BMI LLC" means BMI Funding, LLC, a limited liability company organized under the laws of the State of Delaware.

         "BMI Mortgage Loan Purchase Agreement" means the Mortgage Loan Purchase Agreement dated as of January 1, 1998 between BMI REIT, as seller, and BMI LLC, as purchaser.

         "BMI Participation" means, with respect to each Participation Mortgage Loan, the participation interest in such Participation Mortgage Loan transferred by BMI REIT to BMI LLC pursuant to the BMI Mortgage Loan Purchase Agreement.

         "BMI REIT" means Business Mortgage Investors, Inc., a Maryland corporation.

         "Bond" means a Class A, Class B or Class C Bond.

         "Bond Balance" shall have the meaning specified in the Indenture.

         "Bond Class Balance" shall have the meaning specified in the Indenture.

         "Bond Distribution Account" means the account designated as such, and established and maintained pursuant to Section 5.02(a)(i) hereof.

         "Bondholder" means the Person in whose name a Bond is registered in the Bond Register.

         "Bond Rate" means a per annum rate equal to, with respect to (i) the Class A Bonds, 6.31%, (ii) the Class B Bonds, 6.60%, and (iii) the Class C Bonds, 6.71%.

         "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions or trust companies in New York, New York or the city in which the Corporate Trust Office of the Indenture Trustee are authorized or obligated by law, regulation or executive order to remain closed.

         "Certificate Distribution Account" has the meaning assigned to such term in the Trust Agreement.

         "Certificateholders" has the meaning assigned to such term in the Trust Agreement.

         "Certificates" means the Trust Certificates (as defined in the Trust Agreement).

         "Class" means any class of Bonds.

         "Closing Date" means January 30, 1998.

         "Collection Account" means the account designated as such, established and maintained pursuant to Section 5.01.

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
         "Collection Period" means, with respect to any Remittance Date or Distribution Date, the calendar month preceding the month in which such Remittance Date or Distribution Date occurs (except that, in the case of the first Remittance Date and Distribution Date, the related Collection Period will commence on the day after the Cut-off Date).

         "Condemnation Proceeds" means all awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain, condemnation, or otherwise.

         "Control" shall have the meaning specified in Section 8-106 of the UCC.

         "Corporate Trust Office" means (i) with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at LaSalle National Bank, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674-4107,
Attention: Asset Backed Securities Trust Services Group-Allied Capital 1998-1, or at such other address as the Indenture Trustee may designate from time to time by notice to the Bondholders, the Seller and the Servicer, or the principal corporate trust office of any successor Indenture Trustee (of which address such successor Indenture Trustee shall notify the Bondholders, the Seller, and the Servicer) and (ii) with respect to the Owner Trustee, as defined in the Trust Agreement.

       "Corrected Mortgage Loan" means any Specially Serviced Mortgage Loan as to which any of the following as are applicable occur with respect to circumstances that caused such Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

         1. with respect to the circumstances described in clauses (i) and (ii) of the definition of Servicing Transfer Event, the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

         (b) with respect to the circumstances described in clauses (iii), (v),
         (vi) and (vii) of the definition of Servicing Transfer Event, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

         (c) with respect to the circumstance described in clause (iv) of the definition of Servicing Transfer Event, such default is cured; and

         (d) with respect to the circumstances described in clause (viii) of the definition of Servicing Transfer Event, such proceedings are terminated.

         "Custodian" means LaSalle National Bank and its successors in interest, when acting in its capacity as Custodian under this Agreement.



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
         "Cut-off Date" means January 1, 1998.

         "Defect" shall have the meaning assigned to such term in Section
3.04(c).

         "Depositor" means the Seller in its capacity as Depositor under the Trust Agreement.

         "Determination Date" means, with respect to each Remittance Date and Distribution Date, the fifth Business Day preceding such Distribution Date.

         "Discount Rate" means the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

         "Distribution Date" means the 25th day of each month, or, if such day is not a Business Day, the immediately following Business Day, commencing in February 1998.

         "Due Date" means, with respect to any Mortgage Loan, the date each month on which the Scheduled Payment for such Mortgage Loan is due.

_. "Eligible Account" means either(_) (a) a segregated account with an Eligible Institution or (b) (_)a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade.

_. "Eligible Institution" means either (a) the corporate trust department of the Indenture Trustee or the Owner Trustee or (_)(b) a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), the long-term unsecured debt obligations of which are rated AA- or better by Standard & Poor's and AA or better by Fitch or the short-term debt obligations of which are rated AA or better by Standard & Poor's and F-1+ or better by Fitch, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and(_) whose deposits are insured by the FDIC. If so qualified, the Indenture Trustee or the Owner Trustee may be considered an Eligible Institution for the purposes of clause (b) of this definition.

_. "Eligible Investments" means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

         (a) direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States of America;

         (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

         (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby;

         (d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Indenture Trustee or the Owner Trustee or any of their respective Affiliates is investment manager or advisor);

         (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

         (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above;

         (g) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State which, at the time of such investment or contractual commitment providing for such investments, are then rated in the highest rating category of each Rating Agency; and

         (h) any other investment with respect to which the Issuer or the Servicer has received written notification from the Rating Agencies that the acquisition of such investment as an Eligible Investment will not result in a downgrade, withdrawal or qualification of the ratings on the Bonds;

provided, however, that (A) no such instrument shall be an Eligible Investment if an "r" highlighter is affixed to its rating by S&P and (B) no such instrument shall be an Eligible Investment (1) if such instrument evidences either (a) a right to receive only interest payments or only principal payments with respect to the obligations underlying such instrument or (b) a right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations or (2) if it may be redeemed at a price below the purchase price therefor (the foregoing clause (2) shall not apply to investments in units of money market funds pursuant to clause (vi) or clause (viii) above); and provided, further, that interest on any variable rate instrument shall be tied to a single interest rate index plus a single fixed spread (if any) and move proportionately with that index.

       "Eligible Servicer" means any Person which at the time of its appointment as Servicer (i) is servicing a portfolio of commercial mortgage loans, (ii) is legally qualified and has the capacity to service the Mortgage Loans, (iii) has demonstrated the ability professionally and competently to service a portfolio of commercial mortgage loans similar to the Mortgage Loans with reasonable skill and care, (iv) has a minimum net worth of $100,000,000 and (v) the appointment of which will satisfy the Rating Agency Condition.

         "Eligible Special Servicer" means any Person whose appointment will satisfy the Rating Agency Condition.

         "Environmental Law" means any present or future federal, state or local law, statute, regulation or ordinance, and any judicial order, administrative order or consent, unilateral administrative order, judgment, voluntary cleanup agreement, Brownfields agreement, or memorandum of understanding thereunder, pertaining to (i) health, safety and the indoor and outdoor environment; (ii) the conservation, management or use of natural resources and wildlife; (iii) the protection or use of groundwater and surface water; (iv) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation, or handling of or exposure to any Environmental Material; or (v) pollution, including any release to air, land, surface water and groundwater, including but not limited to each of the following, as enacted as of the date hereof or as hereafter amended: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ' 9601 et seq.; (ii) the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ' 6901 et seq.; (iii) the Toxic Substances Control Act, 15 U.S.C. ' 2601 et seq.; (iv) the Water Pollution Control Act (also known as the Clean Water Act), 33 U.S.C. ' 1251 et seq.; (v) the Clean Air Act, 42 U.S.C. ' 7401 et seq.; (vi) the Hazardous Materials Transportation Act, 49 U.S.C. ' 1801 et seq.; (vii) the Occupational Safety and Health Act, 29 U.S.C. ' 651 et seq.; (viii) the Oil Pollution Act of 1990, 33 U.S.C. ' 2701 et seq.; and (ix) the Emergency Planning and Community Right to Know Act of 1986, 42 U.S.C. ' 11001 et seq.

         "Environmental Material" means any material (i) that is regulated by an Environmental Law or (ii) the existence of which would give rise to an "unacceptable environmental condition" under Section 501.04 of Part II of the Multifamily Guide of the Federal National Mortgage Association as in effect at the date of determination.

         "Environmental Professional" shall have the meaning assigned thereto in
Section 4.03(b) hereof.

         "Escrow Account" means the separate account or accounts created and maintained pursuant to Section 5.02(a)(ii), which account may be a sub-account within the Collection Account.

         "Escrow Payments" means, with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, fire, hazard, liability and other insurance premiums, condominium charges and any other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to the Mortgage or any other document.

         "FDIC" means the Federal Deposit Insurance Corporation.

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
         "Final Rated Distribution Date" means January 25, 2028.

         "Fiscal Agent" means ABN AMRO Bank N.V., a banking organization formed under the laws of the Netherlands, in its capacity as fiscal agent under this Agreement.

         "Fitch" means Fitch IBCA, Inc., or its successor.

         "Funding Note" means the Funding Note issued by BMI LLC to the order of the Seller pursuant to the Funding Note Purchase Agreement.

         "Funding Note Balance" means, with respect to any Determination Date, the initial principal balance of the Funding Note reduced by all payments of principal made thereon prior to such Determination Date.

         "Funding Note Principal Payment Amount" means, with respect to the Funding Note and any Distribution Date, the Principal Payment Amount (as such term is defined in the Funding Note) due on the related Remittance Date.

         "Funding Note Purchase Agreement" means the Funding Note Purchase and Security Agreement dated as of January 1, 1998, among the Seller, BMI REIT and BMI LLC.

         "Holder" means Bondholder in connection with the Bonds and Certificateholder in connection with the Certificates.

         "Indenture" means the Indenture dated as of January 1, 1998, between the Issuer and the Indenture Trustee.

         "Indenture Trustee" means LaSalle National Bank, in its capacity as Indenture Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

         "Independent" means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor on the Bonds, the Seller and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         "Initial Pool Balance" means $310,336,239, the aggregate outstanding unpaid scheduled principal balance of the Mortgage Loans as of the close of business on the Cut-off Date.

         "Insolvency Event" means, with respect to a specified Person, (a)(_) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, if such decree or order remains unstayed and in effect for a period of 60 consecutive days or (_)(b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

         "Insurance Policies" means all insurance policies insuring any Mortgage Loan or Mortgaged Property, to the extent the Issuer or the Owner Trustee has any interest therein.

         "Insurance Proceeds" means, with respect to any Mortgage Loan, the proceeds of any Insurance Policies insuring such Mortgage Loan or the related Mortgaged Property that are not applied to the restoration or repair of the related Mortgaged Property in accordance with the Servicing Standard.

         "Interest Accrual Amount" means, with respect to each Class of Bonds and (i) with respect to the first Distribution Date, interest accrued for the related Interest Accrual Period at the related Bond Rate on the outstanding principal amount of the related Class of Bonds on the Closing Date and (ii) with respect to any Distribution Date other than the first Distribution Date, the interest accrued for the related Interest Accrual Period at the related Bond Rate on the outstanding principal amount of the related Class of Bonds on the immediately preceding Distribution Date, after giving effect to all distributions of principal to the related Bondholders on or prior to such preceding Distribution Date. For all purposes of this Agreement and the Basic Documents, interest with respect to the Bonds shall be computed on the basis of a 360-day year consisting of twelve thirty-day months.

         "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

         "Interest Carryover Shortfall" means, with respect to a Class of Bonds and any Distribution Date after the first Distribution Date, the amount, if any, by which the sum of the related Interest Accrual Amount for the immediately preceding Distribution Date and any related outstanding Interest Carryover Shortfall on such preceding Distribution Date exceeds the amount in respect of interest actually distributed on such Bonds on such preceding Distribution Date, plus interest on the amount of interest due but not paid to the related Bondholders on such preceding Distribution Date, to the extent permitted by law, at the related Bond Rate.

         "Interest Distribution Amount" means, with respect to a Class of Bonds and any Distribution Date, the sum of the related Interest Accrual Amount and the related Interest Carryover Shortfall for such Distribution Date.

         "Investment Earnings" means, with respect to any Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Collection Account to be deposited into the Collection Account on such Distribution Date pursuant to Section 5.02(a)(iii).

         "Issuer" means Allied Capital Commercial Mortgage Trust 1998-1, a Delaware business trust.

         "Liquidated Mortgage Loan" means, with respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the related Prepayment Period for such Distribution Date and as to which the Special Servicer has certified (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of an REO Property.

         "Liquidation Date" means, with respect to any Mortgage Loan, the date of the final receipt of all Liquidation Proceeds or other payments with respect to such Mortgage Loan.

         "Liquidation Principal Amount" means, with respect to any Distribution Date, the aggregate of all Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and proceeds of Mortgage Loan repurchases that were received on or in respect of Mortgage Loans during the related Prepayment Period and that were identified and applied by the Servicer or the Special Servicer, as applicable, as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered.

         "Liquidation Proceeds" means, with respect to any Liquidated Mortgage Loan, the moneys (other than Insurance Proceeds, Condemnation Proceeds and any REO Proceeds) collected in respect thereof, from whatever source, on such Liquidated Mortgage Loan during the Prepayment Period in which such Mortgage Loan became a Liquidated Mortgage Loan, net of the sum of any amounts expended by the Servicer or the Special Servicer in connection with such liquidation and any amounts required by law to be remitted to the Mortgagor on such Liquidated Mortgage Loan.

         "Lock-out Period" means, with respect to any Mortgage Loan, the period of time specified in the related Mortgage Note during which voluntary Principal Prepayments are prohibited.

         "Money Term" means, with respect to any Mortgage Loan, the maturity date, Mortgage Rate, principal balance, amortization term or payment frequency of such Mortgage Loan.

         "Monthly Payment" means, with respect to any Mortgage Loan, the scheduled monthly payment of principal and/or interest on such Mortgage Loan (including any Balloon Payment) which is payable by a Mortgagor from time to time under the related Mortgage Note.

         "Mortgage" means, with respect to any Mortgage Loan, the original mortgage, deed of trust or other similar security instrument that creates a first mortgage lien on a fee simple or leasehold estate in a Mortgaged Property securing such Mortgage

         Loan.

         "Mortgagee" means the obligee on a Mortgage Note.

         "Mortgage File" means, with respect to each Mortgage Loan:

         (i) the original Mortgage Note, endorsed (at the direction of the Issuer given to the Seller pursuant to this Agreement) by the Seller, in the form "Pay to the order of LaSalle National Bank, as Indenture Trustee for the benefit of the registered Holders of Allied Capital Commercial Mortgage Trust 1998-1 Commercial Mortgage Collateralized Bonds, without recourse", together with all intervening endorsements evidencing a complete chain of endorsements from the originator of the Mortgage Loan to the Seller and in an amount at least equal to the outstanding principal amount of the Mortgage Loan as reported on the related Mortgage Loan Schedule;

         (ii) the original of the Mortgage, with evidence of recording indicated thereon;

         (iii) an original assignment of the Mortgage duly executed by the Seller in blank and sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the transfer of the Mortgage, together with originals of all intervening assignments of the Mortgage evidencing a complete chain of assignments of the Mortgage from the originator of the Mortgage Loan to the Seller, with evidence of recording indicated on such intervening assignments;

         (iv) if separate from the related Mortgage, an original assignment of any leases, rents, income or profits derived from the ownership, operation or disposition of all or a portion of the related Mortgaged Property (an "Assignment of Leases"), duly executed by the related Mortgagor, with evidence of recording indicated thereon;

         (v) an original assignment, duly executed by the Seller in blank, of any related Assignment of Leases, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the transfer of such Assignment of Leases, together with all intervening assignments of such Assignment of Leases evidencing a complete chain of assignments of such Assignment of Leases from the originator of the Mortgage Loan to the Seller, with evidence of recording on such intervening assignments;

         (vi) if separate from the related Mortgage, an original or copy of each security agreement that creates a lien in any personal property that constitutes collateral for the Mortgage Loan (a "Security Agreement"), duly executed by the related Mortgagor;

         (vii) an original assignment, duly executed by the Seller in blank, of any related Security Agreement, together with all intervening assignments of such Security Agreement evidencing a complete chain of assignments of such Security Agreement from the originator of the Mortgage Loan to the Seller, with evidence of recording on such intervening assignments;

         (viii) originals or copies of all written modification, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note or any related security document have been modified or the Mortgage Loan has been assumed;

         (ix) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued, an irrevocable, binding commitment to issue such title insurance policy, or an attorney's title opinion, if customary in the related jurisdiction where the related Mortgaged Property is located;

         (x) any file copies of any UCC-1, UCC-2 and UCC-3 financing statements and continuation statements necessary to perfect and/or maintain the perfection of the security interest held by the originator of the Mortgage Loan (and each assignee before the Indenture Trustee) in the personal property subject to any related security agreement (to the extent such file copies are in the possession of Allied REIT or BMI
         REIT), and to transfer such security interest to the Indenture Trustee;

         (xi) when relevant, the related ground lease or certified copies thereof; and

         (xii) if any document referred to above has been signed by a person or entity on behalf of the Mortgagor pursuant to a power of attorney, an original or a copy of such power of attorney, together with evidence of the recordation of such power of attorney in the same jurisdiction in which the Mortgage was recorded, and if a copy of such power of attorney is provided, an officer's certificate certifying that such copy represents a true and correct reproduction of the original.

In such cases where the original document required in (ii) through (x) above is not available, a copy accompanied by an officer's certificate certifying that such copy represents a true and correct reproduction of the original shall be included as part of the Mortgage File for the related Mortgage Loan. With respect to any Participation Mortgage Loan, the related Mortgage File shall also include (i) the participation agreements, if any, relating to the related Allied Participation and BMI Participation, (ii) originals of all assignments of the interest being conveyed hereunder in such Participation Mortgage Loan and (iii) copies of all notices required to be given or consents required to be obtained in connection with the assignment of the interest that is being conveyed hereunder in such Participation Mortgage Loan.

         "Mortgage Loan" means a mortgage loan, including any Participation Mortgage Loan, identified in the Mortgage Loan Schedule attached hereto, as well as any REO Property related thereto. With respect to any Participation Mortgage Loan, references to any rights to payments, receipts or recoveries will be limited to the percentage ownership interest owned by the Issuer in such Participation Mortgage Loan.

         "Mortgage Loan Purchase Agreements" means the Allied Mortgage Loan Purchase Agreement and the BMI Mortgage Loan Purchase Agreement.

         "Mortgage Loan Schedule" means the list of Mortgage Loans set forth on Schedule A attached hereto.

         "Mortgage Note" means the originally executed note or other evidence of indebtedness of a Mortgagor under the related Mortgage Loan.

         "Mortgage Pool" means as of any date, the pool of all Mortgage Loans (consisting of the Allied Mortgage Loans and the Participation Mortgage Loans) outstanding on such date.

         "Mortgaged Property" means, with respect to any Mortgage Loan, land and improvements thereon (or leasehold estate interests therein) securing the indebtedness of a Mortgagor under such Mortgage Loan.

         "Mortgagor" means a person who is indebted under a Mortgage Note or who has acquired real property subject to the Mortgage securing a Mortgage Note.

         "Mortgage Rate" means, with respect to each Mortgage Loan, the fixed or adjustable rate per annum set forth in the related Mortgage Note from time to time at which interest accrues on such Mortgage Loan, as of the Closing Date (in the case of a fixed rate mortgage loan) or as of the most recent interest rate adjustment pursuant to such Mortgage Note (in the case of an adjustable rate Mortgage Loan), in each case after giving effect to any modification of such Mortgage Loan for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Servicer or the Special Servicer, as applicable, in accordance with this Agreement.

         "Net Mortgage Rate" means, with respect to each Mortgage Loan, the Mortgage Rate net of the Servicing Fee Rate (and, if applicable, the Special Servicing Fee Rate) on such Mortgage Loan.

         "Nonrecoverable Advance" means any portion of (i) any Advance (together with interest thereon at the Reimbursement Rate) that, in the reasonable good faith business judgment of the Servicer or the Special Servicer (or, if applicable, the Indenture Trustee or the Fiscal Agent), would not, if made, be ultimately recoverable (a) in the case of a P&I Advance, from collections in respect of the Allied Interests and the Funding Note or (b) in the case of a Servicing Advance, from amounts to be realized on the related Mortgaged Property or (ii) any Advance previously made in respect of a Mortgage Loan that is determined, in the good faith business judgment of the Servicer or the Special Servicer (or, if applicable, the Indenture Trustee or the Fiscal Agent), not to be ultimately recoverable, together with interest thereon at the Reimbursement Rate, (a) in the case of a P&I Advance, from collections in respect of the Allied Interests and the Funding Note or (b) in the case of a Servicing Advance, from amounts to be realized on the related Mortgaged Property. The determination by the Servicer or the Special Servicer (or, if applicable, the Indenture Trustee or the Fiscal Agent)that any Advance, if made, would (or, if previously made, does) constitute a Nonrecoverable Advance shall be evidenced by an Officer's Certificate delivered to the Issuer and the Indenture Trustee, detailing the reasons for such determination with copies of appraisals performed within the last twelve months, prepared by an Independent appraiser in accordance with the Servicing Standard, and any other information relevant thereto which supports such determination. Any successor to the Servicer or the Special Servicer (including the Indenture Trustee or the Fiscal Agent acting on behalf of the Indenture Trustee as successor to the Servicer, or the Fiscal Agent acting on behalf of the Indenture Trustee) shall be entitled to rely on any Nonrecoverable Advance determination made by the Servicer or the Special Servicer prior to termination or resignation thereof.

         "Officer's Certificate" means a certificate signed by (a) the chairman of the board, president, managing director, any vice president, the controller or any assistant controller and (b) a treasurer, assistant treasurer, secretary or assistant secretary of the Seller, the Servicer or the Special Servicer, as appropriate.

         "Opinion of Counsel" means one or more written opinions of counsel, who may be external counsel to the Seller, the Servicer or the Special Servicer, as appropriate, which counsel shall be reasonably acceptable to the Indenture Trustee, the Owner Trustee or the Rating Agencies, as applicable.

         "Overcollateralization Level" means, as to any Distribution Date, the result, expressed as a percentage, obtained by dividing (i) the excess of the Aggregate Stated Balance for the related Determination Date, over the aggregate Bond Balance of Bonds (computed after taking into account the principal payment to be made on such Distribution Date) by (ii) the Aggregate Stated Balance for the related Determination Date.

         "Owner Trustee" means Wilmington Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

         "Owner Trust Estate" has the meaning assigned to such term in the Trust Agreement.

         "P&I Advance" means, as to any Remittance Date, any advance made by the Servicer (or the Indenture Trustee, as successor Servicer, or the Fiscal Agent on behalf of the Indenture Trustee) pursuant to Section 5.09.

         "Participation Mortgage Loan" means any Mortgage Loan with respect to which the percentage ownership interest owned by Allied REIT prior to transfer to the Issuer of the related Allied Participation is less than 100%.

         "Paying Agent" shall mean any Paying Agent appointed under the Trust Agreement or the Indenture.

         "Person" means any individual, corporation, estate, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "Prepayment Period" means, with respect to any Remittance Date or Distribution Date, the period commencing on the 16th day of the calendar month preceding the month in which such Remittance Date or

Distribution Date occurs and ending on the 15th day of the calendar month in which such Remittance Date or Distribution Date occurs (except that, in the case of the first Remittance Date and Distribution Date, the related Prepayment Period will commence on the day after the Cut-off Date).

         "Prepayment Premium" any premium, penalty or fee (including any yield maintenance or comparable charges) paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment.

         "Principal Distribution Amount" means, with respect to any Distribution Date, the sum of the Allied Principal Collections for such Distribution Date and the Funding Note Principal Payment Amount for such Distribution Date.

         "Principal Prepayment" means any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date (excluding any Prepayment Premium thereon) and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

         "Purchase Price" means, with respect to any Allied Mortgage Loan that became a Purchased Mortgage Loan, or any Allied Participation or BMI Participation that became a Purchased Participation, the sum of (i) the unpaid principal balance of such Allied Mortgage Loan, Allied Participation or BMI Participation, as applicable, (ii) unpaid accrued interest thereon through the last day of the related Collection Period in which the purchase is to occur, and
(iii) certain servicing expenses related to such Mortgage Loan that are reimbursable to the Servicer and/or the Special Servicer.

         "Purchased Mortgage Loan" means an Allied Mortgage Loan required to be purchased by the Seller or Allied REIT pursuant to Section 3.03.

         "Purchased Participation" means an Allied Participation required to be purchased by the Seller or Allied REIT, or a BMI Participation required to be purchased by BMI REIT, pursuant to Section 3.03.

         "Qualified Insurer" means an insurance company duly qualified as such under the laws of the state in which the related Mortgaged Property is located (with respect to hazard and flood insurance), duly authorized and licensed to transact the applicable insurance business and to write the insurance provided, and whose claims-paying ability is rated no lower than "A" by Fitch and S&P and no lower than A:IX (or the equivalent in any successor rating system) by Best's Key Rating Guide, in each case, with respect to hazard and flood insurance, errors and omissions insurance and fidelity bonds, unless each of the Rating Agencies has confirmed in writing that an insurance carrier with lower claims-paying ability ratings would not result, in and of itself, in a downgrade, withdrawal or qualification of the then current rating assigned by such Rating Agency to any Class of Bonds.

         "Rating Agency" means either Fitch or Standard & Poor's or, when used in the plural form, Fitch and Standard & Poor's. If none of Fitch, Standard & Poor's or a successor to either of them remains in existence, "Rating Agency" shall mean any nationally recognized statistical rating organization or other comparable Person designated by the Seller, notice of which designation shall be given to the Issuer, the Indenture Trustee, the Servicer and the Special Servicer.

         "Rating Agency Condition" means, with respect to any action specified herein, that each Rating Agency shall have been given 10 days' (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Servicer, the Special Servicer, the Issuer and the Indenture Trustee in writing that such action will not result in a downgrade, withdrawal or qualification of the then current rating of the Bonds.

         "Realized Losses" means, with respect to any Liquidated Mortgage Loan, the excess, if any, of (a) the outstanding principal balance thereof as of the Liquidation Date plus (i) all accrued and unpaid interest thereon at the related Mortgage Rate in effect from time to time through the end of the Collection Period in which the liquidation occurred and (ii) related Servicing Advances plus interest thereon at the Reimbursement Rate, over (b) the aggregate amount of related Liquidation Proceeds or Insurance Proceeds, if any, recovered in connection with such liquidation. Realized Losses shall also include any portion of the amount due under a Mortgage Loan that is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Servicer or the Special Servicer, as applicable, or in connection with the bankruptcy or similar proceeding involving the related Mortgagor.

         "Reimbursement Rate" means, with respect to an Advance, a rate per annum equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal as most recently available as of the date of such Advance, or if such rate is not published for any reason, a daily prime loan rate from a comparable financial publication.

         "Remittable Funds" means, with respect to any Distribution Date, Available Funds net of the related P&I Advance.

         "Remittance Date" means, with respect to any Distribution Date, the Business Day that is two Business Days prior to such Distribution Date.

         "REO Proceeds" means proceeds, net of any related expenses of the Special Servicer, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which are received prior to the final liquidation of such Mortgaged Property.

         "REO Property" means a Mortgaged Property acquired by the Special Servicer on behalf of the Bondholders and in the name of the Issuer through foreclosure, acceptance of a deed in lieu of foreclosure or otherwise in accordance with this Agreement and applicable law in connection with the default of a Mortgage Loan.

         "Responsible Officer" means the chairman of the board, the president, managing director, any vice president, and the treasurer of the Servicer or the Special Servicer, as applicable.

         "Scheduled Payment" means, with respect to any Mortgage Loan and any Due Date for such Mortgage Loan, the amount of the Monthly Payment that would have been due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Servicer or the Special Servicer, as applicable, or otherwise in connection with a bankruptcy or similar proceeding involving the related Mortgagor, and assuming that each prior Scheduled Payment has been made in a timely manner and notwithstanding that the Mortgaged Property securing any such Mortgage Loan is acquired by the Servicer or the Special Servicer, as applicable, through foreclosure or otherwise.

         "Securities" means the Bonds and the Certificates.

         "Securityholders" means the Bondholders and/or the Certificateholders, as the context may require.

         "Seller" means Allied Capital CMT, Inc. and its successors in interest to the extent permitted hereunder.

         "Servicer" means ACC, as the servicer of the Mortgage Loans hereunder, and each successor thereto (in the same capacity) pursuant to Section 7.03 or 8.03.

         "Servicer Event of Default" means an event specified in Section 8.01.

         "Servicer's Certificate" means an Officer's Certificate of the Servicer delivered pursuant to Section 4.09, substantially in the form of Exhibit C.

         "Servicing Advances" means any cost or expense of the Servicer, the Special Servicer, the Indenture Trustee or the Fiscal Agent designated as a Servicing Advance herein and any other cost or expense incurred by the Servicer, the Special Servicer, the Indenture Trustee or the Fiscal Agent to protect and preserve the security for the Mortgage Loans, including, but not limited to, the cost of (a) the preservation, restoration and protection of the related Mortgaged Properties, (b) any enforcement or judicial proceedings, including, but not limited to, foreclosures, and (c) compliance with the obligations specified in the second sentence of Section 5.08(b). Notwithstanding the foregoing, none of the Servicer, the Special Servicer, the Indenture Trustee or the Fiscal Agent shall be required to advance any Nonrecoverable Advance.

         "Servicing Fee" means the fee payable to the Servicer for services rendered during each Collection Period, determined pursuant to Section 4.08.

         "Servicing Fee Rate" means a rate of 0.0865% per annum.

         "Servicing File" means, with respect to each Mortgage Loan, the file held by the Servicer or the Special Servicer (or in either case, any related Subservicer), as the case may be, consisting of all documents relating to such Mortgage Loan that are not included in the definition of Mortgage File and that are necessary or appropriate to service the Mortgage Loans.

         "Servicing Standard" means the requirement that the Mortgage Loans be serviced and administered in accordance with the higher of the following standards of care:

         (a) in the same manner in which and with the same care, skill, prudence and diligence with which the Servicer or Special Servicer, as applicable, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and to the maximization of the net present value of the Mortgage Loans; and

         (b) the care, skill, prudence and diligence the Servicer or the Special Servicer, as applicable, uses for loans which it owns and which are substantially the same as the Mortgage Loans, giving due consideration to the maximization of the net present value of the Mortgage Loans.

       "Servicing Transfer Event" means, with respect to any Mortgage Loan, any of the following events: (i) the related Mortgagor has failed to make when due a Balloon Payment, which failure has continued unremedied for 30 days; (ii) the related Mortgagor has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s), which failure has continued unremedied for 60 days;
(iii) the Servicer has determined, in its good faith and reasonable judgment, that a default in the making of a Monthly Payment or any other payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days; (iv) there shall have occurred a default under the related loan documents, other than as described in clause (i) or (ii) above, that (in the Servicer's good faith and reasonable judgment) materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affects the interests of Bondholders, which default has continued unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, 60 days); (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of the related Mortgagor's affairs, shall have been entered against it and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;
(vi) the related Mortgagor shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property;
(vii) the related Mortgagor shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; and (viii) the Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

       "Specially Serviced Mortgage Loan" means a Mortgage Loan as to which a Servicing Transfer Event has occurred and is continuing.

         "Special Servicer" means ACC, as the special servicer of the Mortgage Loans hereunder, and each successor thereto (in the same capacity) pursuant to
Section 7.03 or 8.03.

         "Special Servicing Fee" means the fee payable to the Special Servicer for services rendered during each Collection Period, determined pursuant to
Section 4.08.

         "Special Servicing Fee Rate" means a rate of 0.40% per annum.

         "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor.

         "State" means any one of the 50 states of the United States of America or the District of Columbia.

         "Stated Maturity Date" means, with respect to any Mortgage Loan, the month in which the last payment of principal of such Mortgage Loan shall be due and payable after taking into account all partial Principal Prepayments received prior to the date of determination, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Servicer or the Special Servicer.

         "Stated Principal Balance" means, with respect to each Mortgage Loan outstanding at the date of determination, the principal balance of such Mortgage Loan ultimately due and payable by the related Mortgagor and equal to the principal balance thereof as of the Cut-off Date, reduced (to not less than zero) by

         (a) any payments or other collections of principal of such Mortgage Loan actually received during all prior Collection Periods or Prepayment Periods, as applicable;

         (b) the principal portions of all Scheduled Payments (other than Balloon Payments) due but not received, and the principal portion of any Assumed Scheduled Payment deemed due, during all prior Collection Periods; and

         (c) without duplication, the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during all prior Prepayment Periods.

         "Total Bond Interest Amount" means, with respect to any Distribution Date, the sum of the Interest Distribution Amounts for all Classes of Bonds for such Distribution Date.

       "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date of the Mortgage Loan prepaid. If Release H.15 is no longer published, the Trustee shall select a comparable publication to determine the Treasury Rate.

         "Trust Account" means any of the Collection Account, the Escrow Account or the Bond Distribution Account.

         "Trust Agreement" means the Amended and Restated Trust Agreement dated as of January 1, 1998, between the Seller, as depositor, Wilmington Trust Company, as Owner Trustee and LaSalle National Bank, as Paying Agent.

         "Trust Officer" means, in the case of the Indenture Trustee, any officer within the Corporate Trust Office, including any Assistant Vice President, Assistant Treasurer, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and, with respect to the Owner Trustee, any officer in the Corporate Trust Administration Department of the Owner Trustee with direct responsibility for the administration of the Trust Agreement and the Basic Documents on behalf of the Owner Trustee.

         "UCC" means the Uniform Commercial Code as in effect in the relevant jurisdiction.

         SECTION 1.02 Other Definitional Provisions. (_) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture or, if not defined therein, in the Trust Agreement.

         (_) All terms defined in this Agreement shall have such defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (_) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

         (_) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

         (_) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

         (_) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.


                                   ARTICLE II

                Conveyance of Mortgage Loans and the Funding Note


         SECTION 2.01. Conveyance of Mortgage Loans and the Funding Note. The Seller, in consideration for the delivery of the Securities by the Issuer, concurrently with the execution and delivery of this Agreement, does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse, all right, title and interest of the Seller, including any security interest therein for the benefit of the Seller, in, to and under: (a) the Allied Interests, including the related Mortgage Files and all interest and principal due with respect to the Allied Mortgage Loans and the Allied Participations after the Cut-off Date, but excluding any payments of interest and principal due on or prior to the Cut-off Date, (b) the Funding Note and all interest and principal due with respect thereto after the Cut-off Date, but excluding any payments of interest and principal due on or prior to the Cut-off Date, (c) the Allied Mortgage Loan Purchase Agreement, (d) the Insurance Policies relating to the Allied Mortgage Loans and the Allied Participations, (e) all funds in respect of the Allied Interests on deposit from time to time in the Trust Accounts and the Certificate Distribution Account and all investments and proceeds thereof (including all income thereon), (f) the Funding Note Purchase Agreement and (g) the proceeds of any and all of the foregoing. Although it is the intent of the parties to this Agreement that the conveyance of the Seller's right, title and interest in, to and under the Allied Interests, the Funding Note and the other assets in the Owner Trust Estate pursuant to this Agreement shall constitute a purchase and sale and not a loan, in the event that such conveyance is deemed to be a loan, it is the intent of the parties to this Agreement that the Seller shall be deemed to have granted to the Issuer a first priority perfected security interest in all of the Seller's right, title and interest in, to and under the Allied Interests, the Funding Note and the other assets in the Owner Trust Estate and that this Agreement shall constitute a security agreement under applicable law.

         The Issuer hereby directs the Seller to endorse each Mortgage Note in the name of the Indenture Trustee for the benefit of the Bondholders.

                                   ARTICLE III

                     The Mortgage Loans and the Funding Note

       SECTION 3.01. Representations and Warranties of Allied REIT and BMI REIT.
(a) Allied REIT has made certain representations and warranties relating to the Mortgage Loans and the Allied Participations under the Allied Mortgage Loan Purchase Agreement and has consented to the assignment by the Seller to the Issuer of the Seller's rights with respect thereto. Such representations and warranties speak as of the execution and delivery of the Allied Mortgage Loan Purchase Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Allied Interests to the Issuer. Pursuant to
Section 2.01 of this Agreement, the Seller has sold, assigned, transferred and conveyed to the Issuer the Seller's rights under the Allied Mortgage Loan Purchase Agreement, including its rights in respect of the representations and warranties of Allied REIT therein, upon which the Issuer relies in accepting the Allied Interests and delivering the Securities, together with all rights of the Seller with respect to any breach thereof, including the right to require Allied REIT to repurchase any Allied Mortgage Loans and/or Allied Participations in accordance with the Allied Mortgage Loan Purchase Agreement. It is understood and agreed that the representations and warranties referred to in this Section shall survive the delivery of such Mortgage Files to the Issuer or any custodian.

         (b) Pursuant to Section 15 of the Allied Mortgage Loan Purchase Agreement, Allied REIT has agreed that the Issuer shall have the right to enforce any and all rights under the Allied Mortgage Loan Purchase Agreement assigned to the Issuer herein, including the right to cause Allied REIT to repurchase any Allied Mortgage Loan and/or Allied Participation with respect to which it is in breach of any of its representations and warranties as specified therein, directly against Allied REIT as though the Issuer were a party to the Allied Mortgage Loan Purchase Agreement, and the Issuer shall not be obligated to exercise any such rights indirectly through the Seller.

         (c) BMI REIT has made certain representations and warranties relating to the Participation Mortgage Loans under the BMI Mortgage Loan Purchase Agreement and has consented to the assignment (i) by BMI LLC to the Seller under the Funding Note Purchase Agreement of BMI LLC's rights with respect thereto
(ii) and by the Seller to the Issuer under this Agreement of the Seller's rights in such assigned rights of BMI LLC. Such representations and warranties speak as of the execution and delivery of the BMI Mortgage Loan Purchase Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Funding Note to the Issuer. Pursuant to Section 2.01 of this Agreement, the Seller has sold, assigned, transferred and conveyed to the Issuer the Seller's rights under the Funding Note Purchase Agreement, including its rights in respect of the representations and warranties of BMI REIT in the BMI Mortgage Loan Purchase Agreement, upon which the Issuer relies in accepting the Funding Note and delivering the Securities, together with all rights of BMI LLC with respect to any breach thereof, including the right to require BMI REIT to repurchase any BMI Participation securing the Funding Note in accordance with the BMI Mortgage Loan Purchase Agreement.

          (d) Pursuant to Section 15 of the BMI Mortgage Loan Purchase Agreement, BMI REIT has agreed that the Issuer shall have the right to enforce any and all rights under the BMI Mortgage Loan Purchase

Agreement assigned to the Issuer herein, including the right to cause BMI REIT to repurchase BMI Participation with respect to which it is in breach of any of its representations and warranties as specified therein, directly against BMI REIT as though the Issuer were a party to the BMI Mortgage Loan Purchase Agreement, and the Issuer shall not be obligated to exercise any such rights indirectly through the Seller or BMI LLC.

SECTION 3.02. Representations and Warranties of the Seller. The Seller makes the following representations and warranties as to the Allied Interests and the Funding Note on which the Issuer relies in accepting the Allied Interests and the Funding Note and delivering the Securities. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Allied Interests and the Funding Note by the Seller to the Issuer and the pledge thereof by the Issuer to the Indenture Trustee pursuant to the Indenture.

         (i) Neither the Funding Note nor any Allied Mortgage Loan nor any Allied Participation has been sold, transferred, assigned or pledged by the Seller to any Person other than the Issuer.

         (ii) Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Allied Mortgage Loan, each Allied Participation and the Funding Note, free and clear of all liens and rights of others and, immediately upon the transfer thereof, the Issuer shall have good and marketable title to each such Allied Mortgage Loan, Allied Participation and the Funding Note, free and clear of all liens and rights of others.

         SECTION 3.03. Repurchase upon Breach. The Seller and either the Servicer or the Special Servicer, as the case may be, shall inform the other parties to this Agreement promptly, in writing, upon the discovery of any breach of (a) Allied REIT's representations and warranties made pursuant to Section 3 of the Allied Mortgage Loan Purchase Agreement, (b) BMI REIT's representations and warranties made pursuant to Section 3 of the BMI Mortgage Loan Purchase Agreement or (c) the Seller's representations and warranties made pursuant to
Section 3.02 of this Agreement. Unless any such breach shall have been cured by the last day of the first Collection Period following the discovery thereof by, or notice thereof to, the Seller, the Servicer or the Special Servicer, (i) in the case of clause (a) above, the Seller or the Issuer shall enforce the obligation of Allied REIT under the Allied Mortgage Loan Purchase Agreement to repurchase, as of such last day, any Allied Mortgage Loan or any Allied Participation materially and adversely affected by any such breach, (ii) in the case of clause (b) above, the Seller or the Issuer shall enforce the obligation of BMI REIT under the BMI Mortgage Loan Purchase Agreement to repurchase, as of such last day, any BMI Participation materially and adversely affected by any such breach and (iii) in the case of clause (c) above, the Seller shall repurchase, as of such last day, the Funding Note or any Allied Mortgage Loan or any Allied Participation materially and adversely affected by any such breach. In connection with any such repurchase, the Seller, shall, or shall require Allied REIT to, remit the Purchase Price to the Collection Account in the manner specified in Section 5.04 or the Seller shall require BMI

REIT to cause a partial redemption of the Funding Note in an amount equal to the Purchase Price, as applicable. Upon the receipt of the Purchase Price by the Servicer, the Servicer shall give notice thereof to the Indenture Trustee. The sole remedy of the Issuer, the Indenture Trustee, the Bondholders or the Certificateholder with respect to a breach of representations and warranties pursuant to Sections 3.01 and 3.02 and the agreement contained in this Section shall be to enforce the Seller's obligation to repurchase Allied Mortgage Loans, Allied Participations or the Funding Note or to require the Seller or the Issuer to enforce Allied REIT's obligation to repurchase Allied Mortgage Loans or Allied Participations and BMI REIT's obligation to cause a partial redemption of the Funding Note, as applicable, pursuant to this Section 3.03, subject to the conditions contained herein, as applicable.

         SECTION 3.04. Delivery and Possession of Servicing Files; Custody of Mortgage Files; Review of Mortgage Files. (a) On or before the Closing Date, the Seller shall cause to be transferred and delivered to the Servicer the Servicing File for each Mortgage Loan. Each Servicing File so transferred and delivered to the Servicer shall be held by the Servicer or the Special Servicer, as applicable, in order to service the Mortgage Loans pursuant to this Agreement and is and shall be held in trust by the Servicer or the Special Servicer, as applicable, for the benefit of the Indenture Trustee as the record owner of the Mortgage Loans. The Servicer's or Special Servicer's, as applicable, possession of any portion of any Servicing File and any portion of any Mortgage File shall be at the will of the Indenture Trustee for the sole purpose of facilitating servicing of the Mortgage Loans pursuant to this Agreement and such retention and possession by the Servicer or Special Servicer, as applicable, shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Servicing File shall be vested in the Indenture Trustee and the ownership of all records and documents with respect to the Mortgage Loans prepared by or which come into the possession of the Servicer or Special Servicer, as applicable, shall immediately vest in the Indenture Trustee and shall be retained and maintained, in trust, by the Servicer or Special Servicer, as applicable, at the will of the Indenture Trustee in such custodial capacity only. The portion of each Servicing File retained by the Servicer or Special Servicer, as applicable, pursuant to this Agreement shall be segregated from the other books and records of the Servicer or Special Servicer, as applicable, and shall be appropriately marked to clearly reflect the record ownership of the related Mortgage Loan by the Indenture Trustee. The Servicer or Special Servicer, as applicable, shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement.

         (b) The Seller shall deliver and release the Mortgage Files to the Custodian on behalf of the Indenture Trustee on or prior to the Closing Date.

         On or prior to the Closing Date, the Indenture Trustee shall have certified its receipt of each Mortgage Note, as evidenced by the certificate of the Indenture Trustee with any exceptions noted on the list attached thereto, a copy of which shall be provided to the Servicer and the Seller. The Seller shall be responsible for, as and when due, any and all initial document review fees, initial and final certification fees and recertification fees and any costs associated with correcting any deficiencies identified in connection with such review(s).

         The Special Servicer or the Servicer, as applicable, shall notify the Indenture Trustee, the Owner Trustee and each Rating Agency of any assumption, modification, consolidation, waiver, amendment or extension entered into in respect of any Mortgage Loan in accordance with this Agreement. The Servicer or Special Servicer, as applicable, shall forward to the Custodian original executed documents evidencing any such assumption, modification, consolidation or extension within ten Business Days of the execution thereof; provided, however, that the Servicer or Special Servicer, as applicable, shall provide to the Custodian, for inclusion in such Mortgage File, a certified true copy of any such document submitted for recordation within ten Business Days of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original promptly upon receipt of the recorded original or the certified copy of such document.

         (c) The Indenture Trustee agrees, for the benefit of the Holders of the Bonds, to review, within 90 days after the Closing Date, the Mortgage Files delivered to it in connection with the Grant of the Allied Interests and the Funding Note under the Indenture and after completion of such review to provide a final certification to the Seller, the Issuer and the Servicer. The Indenture Trustee's review shall be limited to a determination that all documents comprising the Mortgage Files in respect of the Mortgage Loans have been delivered with respect to each such Mortgage Loan, that all such documents have been executed, and that all such documents purport on their face to relate to the Mortgage Loans. In performing such review the Indenture Trustee may rely upon the purported genuineness of any signature thereon.

         If the Indenture Trustee discovers any defect or omission in the applicable Mortgage Files or that any document required to be delivered to it has not been delivered or that any document so delivered has not been executed or does not relate to any of the Mortgage Loans (any of the foregoing, a "Defect" in the related Mortgage File), it shall promptly notify the Issuer, the Seller and the Servicer. In conducting any such review, the Indenture Trustee shall be entitled to rely conclusively upon the accuracy, sufficiency and genuineness of any recording or filing information contained in each Mortgage File.

          If any Defect in a Mortgage File materially and adversely affects the interests of the Bondholders, then the Indenture Trustee shall direct the Issuer to promptly request (a) Allied REIT (if such Mortgage Loan is an Allied Mortgage
Loan), or (b) Allied REIT or BMI REIT (if such Mortgage Loan is a Participation Mortgage Loan) (i) to cure such Defect in all material respects not later than 90 days from receipt by Allied REIT or BMI REIT, as applicable, of such request or (ii) to repurchase the affected Allied Mortgage Loan, Allied Participation or BMI Participation at the applicable Purchase Price pursuant to the related Mortgage Loan Purchase Agreement. If the related Defect is not cured within a period of 90 days following receipt of notice thereof, (i) Allied REIT will be obligated pursuant to the Allied Mortgage Loan Purchase Agreement to repurchase the affected Allied Participation or Allied Mortgage

Loan, as the case may be, or (ii) BMI REIT will be obligated pursuant to the BMI Mortgage Loan Purchase Agreement to repurchase the affected BMI Participation, as applicable, in each case within such 90-day period at the Purchase Price, provided that Allied REIT and BMI REIT, as applicable, will have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and has delivered to the Indenture Trustee an Officer's Certificate that describes the reasons that such delivery or cure was not effected within the first 90-day cure period and the actions it intends to take to effect such delivery or cure, and that states that it anticipates such delivery or cure will be effected within the additional 90-day period; and provided further that if any document required to be included in the Mortgage File is not included therein because it has been delivered to a recording office for recording and has not been returned, no repurchase is required if Allied REIT or BMI REIT, as applicable, provides the Indenture Trustee with an Officer's Certificate to such effect. The foregoing repurchase obligations will constitute the sole remedy available to the Bondholders and the Indenture Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. In addition, in the event that (a) Allied REIT is required to reacquire any Allied Participation as described above, BMI shall be obligated to reacquire the BMI Participation which evidences an interest in the same Participation Mortgage Loan as such Allied Participation, and (b) in the event that BMI REIT is required to reacquire any BMI Participation as described above, Allied REIT shall be obligated to reacquire the Allied Participation which evidences an interest in the same Participation Mortgage Loan as such BMI Participation, in each case, in the manner described above.

         SECTION 3.05. Instructions; Authority to Act. The Custodian shall be deemed to have received proper instructions with respect to the Mortgage Files upon its receipt of written instructions signed by a Trust Officer of the Indenture Trustee (if the Custodian is not the Indenture Trustee) or by a Responsible Officer of the Servicer or the Special Servicer, as applicable.

         SECTION 3.06. Custodian's Indemnification. The Custodian shall indemnify the Issuer, the Owner Trustee and the Indenture Trustee (if the Custodian is not the Indenture Trustee) and each of their officers, directors, employees and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs, or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Issuer, the Owner Trustee or the Indenture Trustee or any of their officers, directors, employees or agents as the result of any improper act or omission in any way relating to the maintenance and custody by the Custodian of the Mortgage Files; provided, however, that the Custodian shall not be liable to the Issuer, the Owner Trustee, the Indenture Trustee or any such officer, director, employee or agent of the Owner Trustee or the Indenture Trustee for any portion of any such amount resulting from the willful misfeasance or bad faith of the Owner Trustee or the Indenture Trustee, as the case may be, or for the gross negligence of the Owner Trustee or the negligence of the Indenture Trustee, as the case may be, or any such officer, director, employee or agent of the Owner Trustee or the Indenture Trustee, as the case may be.

         Indemnification under this Section shall survive the resignation or removal of the Custodian or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Custodian shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Custodian, without interest.

         (b) Neither the Custodian nor any of its officers, directors, employees or agents shall be liable, directly or indirectly, for any damages or expenses arising out of the services performed under this Agreement other than damages which result from the negligence or willful misconduct of it or them.

         SECTION 3.07. Effective Period and Termination. (a) The Custodian's appointment as custodian shall continue in full force and effect unless and until terminated pursuant to this Section 3.07. The appointment of the Custodian as custodian may be terminated by the Indenture Trustee or the Holders of at least 51% of the Bond Balance, by notice given in writing to the Custodian (and to the Indenture Trustee, the Issuer and the Seller if given by such Bondholders) in the same manner as the Indenture Trustee or such Bondholders, as the case may be, may terminate the rights and obligations of the Servicer under
Section 8.02. With the consent of the Indenture Trustee, the Issuer, may terminate the Custodian's appointment as custodian, with cause, at any time upon written notification to the Custodian. As soon as practicable after any termination of such appointment (but in no event more than 10 Business Days after any such termination of appointment), the Custodian shall deliver the Mortgage Files to the Indenture Trustee or the Indenture Trustee's agent at such place or places as the Indenture Trustee may reasonably designate.

       SECTION 3.08. Delivery of the Mortgage Files to the Servicer or Special Servicer. As is appropriate for the servicing or foreclosure of any Mortgage Loan, the Custodian shall deliver to the Servicer or the Special Servicer, as applicable, the Mortgage Files for such Mortgage Loan upon receipt by the Custodian, on or prior to the date such release is to be made, of a trust receipt and request for release executed by the Servicer or Special Servicer, as applicable, providing the reason that the Servicer or Special Servicer, as applicable, is requesting such release and providing that such entity will hold or retain the Mortgage Files in trust for the benefit of the Indenture Trustee and the Holders of Bonds.


                                   ARTICLE IV

                 Administration and Servicing of Mortgage Loans

         SECTION 4.01. Duties of Servicer. (a) The Servicer, for the benefit of the Issuer and the Indenture Trustee, shall manage, service, administer and make collections on all Mortgage Loans (other than Specially Serviced Mortgage Loans) and all Corrected Mortgage Loans and shall perform the other actions required by the Servicer under this Agreement. The Special Servicer, for the benefit of the Issuer and the Indenture Trustee, shall manage, service, administer and make collections on all Specially Serviced Mortgage Loans and all REO Properties and shall perform the other actions required by the Special Servicer under this Agreement. The Servicer and the Special Servicer shall service the Mortgage Loans that each of them is primarily responsible for servicing and administering, in accordance with their customary and usual procedures and consistent with the Servicing Standard. The Servicer and the Special Servicer shall adhere to the Servicing Standard without regard to any conflict of interest that either of them may have (including, without limitation, debt extended to any Mortgagor or its obligation to make Advances), any fees or other compensation to which they are respectively entitled and any relationship with the Mortgagor and without regard to the different payment priorities among the Classes of Bonds. The Servicer's duties shall include the collection and posting of all payments, responding to inquiries of Mortgagors, investigating delinquencies, sending payment coupons to Mortgagors, reporting any required tax information to Mortgagors, monitoring the collateral, accounting for collections, furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to distributions, monitoring the compliance by Mortgagors with the insurance requirements contained in the related Mortgages and/or Mortgage Notes, and performing the other duties specified herein. The Servicer shall continue to collect information and prepare all reports to the Indenture Trustee required hereunder with respect to any Specially Serviced Mortgage Loans and REO Properties, and shall render such incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein. The Servicer also shall administer and enforce, on behalf of the Securityholders, all rights of the Issuer, as holder of each Mortgage Loan under the related Mortgage Note. To the extent consistent with the standards, policies and procedures otherwise required hereby (including without limitation the Servicing Standard), each of the Servicer and the Special Servicer shall follow its customary standards, policies and procedures and shall have full power and authority, acting alone, to do any and all things in connection with the managing, servicing, administration and collection of the Mortgage Loans that it may deem necessary or desirable. Neither the Servicer nor the Special Servicer shall have any responsibility for the performance by the other of its duties under this Agreement.

         (b) Without limiting the generality of the foregoing, the Servicer and the Special Servicer are hereby authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee (solely on behalf of the Issuer), the Indenture Trustee, the Certificateholders and the Bondholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged Properties.

         (c) The Servicer and the Special Servicer are hereby authorized to commence, each in its own name or in the name of the Issuer, the Indenture Trustee, the Owner Trustee (solely on behalf of the Issuer), the Certificateholders or the Bondholders, a legal proceeding to enforce any Mortgage Loan pursuant to Section 4.03 or to commence or participate in any other legal proceeding (including a bankruptcy proceeding) relating to or involving a Mortgage Loan, a Mortgagor or a Mortgaged Property. If the Servicer or the Special Servicer commences or participates in any such legal proceeding in its own name, the Indenture Trustee and/or the Issuer shall thereupon be deemed to have automatically assigned the applicable Mortgage Loan to the Servicer or the Special Servicer, as applicable, solely for purposes of commencing or participating in such proceeding as a party or claimant, and the Servicer and the Special Servicer are authorized and empowered by the Indenture Trustee and the Issuer to execute and deliver in the Indenture Trustee's or the Issuer's name any notices, demands, claims, complaints, responses, affidavits, or other documents or instruments in connection with any such proceeding. If in any enforcement suit or legal proceeding it shall be held that the Servicer or the Special Servicer may not enforce a Mortgage Loan, on the ground that it shall not be a real party in interest or a holder entitled to enforce such Mortgage Loan, the Issuer shall, at the expense and direction of the Servicer or the Special Servicer, as the case may be, take steps to enforce such Mortgage Loan, including bringing suit in the name of the Issuer (or in the name of the Owner Trustee on behalf of the Issuer), the Indenture Trustee, the Certificateholders or the Bondholders. The Owner Trustee and the Indenture Trustee shall upon the Servicer's or the Special Servicer's written request furnish the Servicer or the Special Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder. Neither the Indenture Trustee nor the Owner Trustee will have any liability for the misuse by the Servicer or the Special Servicer of any power of attorney granted pursuant to this Section 4.01(c).

         (d) Each of the Servicer and Special Servicer shall service and administer the respective groups of cross-collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any cross-collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan with which it is cross-collateralized shall also become a Specially Serviced Mortgage Loan. No cross-collateralized Mortgage Loan may subsequently become a Corrected Mortgage Loan unless and until all Servicing Transfer Events in respect of each other Mortgage Loan in its group are cured or otherwise addressed as provided in the definition of Corrected Mortgage Loan.

         SECTION 4.02. Collection and Mortgage Loan Payments; Modifications of Mortgage Loans. (a) Consistent with the standards, policies and procedures required by this Agreement (including without limitation the Servicing Standard), the Servicer (and, if applicable, the Special Servicer) shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans as and when the same shall become due, and shall ascertain and estimate Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the end that



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
the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. The Servicer (with respect to Mortgage Loans other than the Specially Serviced Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans) are authorized in their discretion to waive any late payment charge or any other similar fees that may be collected in the ordinary course of servicing any such Mortgage Loan.

         (b)(i) (A) The Servicer may amend any term, other than a Money Term of a Mortgage Loan that is not a Specially Serviced Mortgage Loan; (B) the Servicer or the Special Servicer, as applicable, may, in its discretion, but only upon determining that the coverage under any related hazard insurance policy will not be affected, extend or cause to be extended the Due Dates for payments due on a Mortgage Loan for such period as is consistent with the Servicing Standard; and (C) the Special Servicer shall be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan to (i) reduce the amounts owing under such Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium, (ii) reduce the amount of the Monthly Payment on such Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to such Specially Serviced Mortgage Loan, (iv) extend the maturity date of such Mortgage Loan, and/or (v) accept a principal prepayment during any Lock-Out Period, so long as, in each case, (x) the related Mortgagor is in default with respect to such Specially Serviced Mortgage Loan or, in the reasonable judgment of the Special Servicer, such default is reasonably foreseeable and (y) in the reasonable judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Bondholders on a net present value basis, as documented by the Special Servicer to the Indenture Trustee.

         (ii) In no event shall the Special Servicer be permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Final Rated Distribution Date, (ii) extend the maturity date of a Mortgage Loan that has a Mortgage Rate below the then-prevailing interest rate for comparable loans, as determined by the Special Servicer, unless such Mortgage Loan is a Balloon Loan that has failed to make the Balloon Payment at its Stated Maturity Date and such Balloon Loan is not a Specially Serviced Mortgage Loan (other than by reason of failure to make the Balloon Payment) and has not been delinquent in the preceding 12 months (other than with respect to the Balloon Payment), in which case the Special Servicer may make up to three one-year extensions at the existing Mortgage Rate for such Mortgage Loan (such limitation of extensions made at a below market rate shall not limit the ability of the Special Servicer to extend the maturity date of any Mortgage Loan at an interest rate at or in excess of the prevailing rate for comparable loans at the time of such modification), (iii) if the Mortgage Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan beyond a date that is ten years prior to the expiration of the term of the related ground lease, (iv) reduce the Mortgage Rate to a rate below the then-prevailing interest rate for comparable loans, as determined by the Special Servicer or (v) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan.

         SECTION 4.03. Realization upon Mortgage Loans. (a)(i) The Special Servicer may, consistent with the provisions of any Mortgage and this Agreement, at any time institute foreclosure proceedings, exercise any power of sale contained in such Mortgage, obtain a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, in the event of a default under such Mortgage, as permitted under such Mortgage. The foregoing is subject to the proviso that the Special Servicer shall not be required to advance its own funds to restore any property damaged with respect to which Insurance Proceeds will not cover the damage unless it shall determine that (A) such restoration will increase the Liquidation Proceeds in respect of the related Mortgage Loan after reimbursement to itself for such expenses plus interest, if any, at the Reimbursement Rate as provided under the terms of this Agreement (such advances to be treated as a Servicing Advance) and
(B) such expenses will be recoverable by it through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated by
Section 5.05(a)(i). The Special Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from related Liquidation Proceeds or REO Proceeds to the extent provided in Section 5.05.

         (ii) If title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Indenture Trustee. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall be considered to be a Mortgage Loan until such time as the related REO Property is sold pursuant to this Agreement and shall be reduced only by collections net of expenses. Consistent with the foregoing, for purposes of all calculations hereunder, so long as such Mortgage Loan shall be considered to be an outstanding Mortgage
         Loan:

                  (A) it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and, for purposes of determining the Monthly Payments thereof, the related amortization schedule in effect at the time of any such acquisition of title remain in effect; and

                  (B) REO Proceeds received in any month shall be applied to amounts which would have been payable under the related Mortgage Note in accordance with the terms of such Mortgage Note. In the absence of such terms, REO Proceeds shall be deemed to have been received, first, in payment of the accrued interest that remained unpaid on the date that the related REO Property was acquired by the Issuer; second, in respect of the delinquent principal installments that remained unpaid on such date; and, thereafter, in respect of installments of principal and accrued interest on such Mortgage Loan deemed to be due and payable in accordance with the terms of such Mortgage Note and such amortization schedule. If such REO Proceeds exceed the Monthly Payment then payable, the excess shall be treated as a Principal Prepayment received in respect of such Mortgage Loan.

       (b) The Special Servicer shall not obtain title to a Mortgaged Property as a result or in lieu of foreclosure or otherwise, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property, if, as a result of any such action, the Issuer, the Owner Trust Estate, the Owner Trustee, the Indenture Trustee or the Special Servicer would be considered to have participated in management of, or to hold title to, or be a "mortgagee-in-possession," an "owner" or an "operator" of, such Mortgaged Property, or otherwise be a "responsible party" for Environmental Materials at, on, under or adjacent to the Mortgaged Property, within the meaning of any Environmental Law, unless the Special Servicer has previously determined, based solely (as to environmental matters) on an environmental report prepared by an Independent Person who regularly performs environmental audits and is able to perform such work with the degree of care and due diligence and good workmanship customarily provided by an expert professional environmental consultant providing the same or similar work ("Environmental Professional"), that:

         (i) such Mortgaged Property is in compliance with applicable Environmental Laws or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably more likely to produce a greater recovery on a present value basis than not taking such actions;

         (ii) there are no circumstances or conditions present at such Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any Environmental Law, or if such circumstances or conditions are present for which any such action could be required, taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

         (iii) the Servicer has determined based on satisfaction of the criteria in clauses (i) and (ii) above that it would be in the best economic interest of the Issuer, the Indenture Trustee and the Bondholders to take such actions.

         If the environmental report first obtained by the Special Servicer with respect to a Mortgaged Property indicates that such Mortgaged Property may not be in compliance with applicable Environmental Laws or that Environmental Materials may be present but does not definitely establish such fact, the Special Servicer shall cause such further environmental tests as the Special Servicer shall deem prudent to protect the interests of the Indenture Trustee, the Owner Trustee and the Bondholders to be conducted by an Environmental Professional. Any such tests shall be deemed part of the environmental reports obtained by the Special Servicer for purposes of this Section 4.03. The cost of preparation of any environmental report shall be advanced by the Special Servicer as a Servicing Advance and the Special Servicer shall be reimbursed therefor, together with interest thereon, if any, at the Reimbursement Rate computed in accordance with the terms of this Agreement, from the Collection Account as provided in Section 5.05.

         (c) If the Special Servicer determines, pursuant to paragraph (b) of this Section 4.03, that taking such actions as are necessary to bring any such Mortgaged Property into compliance with applicable Environmental Laws, or taking such actions with respect to the containment, clean-up, removal or remediation of Environmental Materials affecting any such Mortgaged Property, is not reasonably likely to produce a greater recovery on a present value basis than not taking such actions, then the Special Servicer shall take such action as it deems to be in the best economic interests of the Bondholders, including without limitation releasing the lien of the Mortgage with respect to the affected Mortgaged Property. The cost of any such compliance, containment, clean-up or remediation may be reimbursed to the Special Servicer from the Collection Account as a Servicing Advance pursuant to Section 5.05.

         SECTION 4.04. Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage. (a) The Servicer or the Special Servicer, as applicable, shall maintain, or cause each Mortgagor to maintain for each Mortgaged Property (including any REO Property) a hazard insurance policy that has been obtained from an insurance company duly qualified as such under the laws of the state in which the related Mortgaged Property is located, duly authorized and licensed in such state to transact the applicable insurance business and to write the insurance provided (and, if the Servicer or the Special Servicer shall obtain such hazard insurance policy on behalf of the related Mortgage, such insurance policy shall be obtained from a Qualified Insurer), and that provides for such coverage as is required by the terms of the related Mortgage in the amounts set forth therein or, if such Mortgage permits the holder thereof to dictate to the Mortgagor the insurance coverage to be maintained on such Mortgaged Property, such coverage shall be in an amount equal to the lesser of (i) the principal balance owing on such Mortgage Loan and (ii) the full replacement cost of such Mortgaged Property (together with flood insurance coverage, if obtainable and if such Mortgaged Property is located in a federally designated flood area, in an amount equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are part of such Mortgaged Property on a replacement cost basis and (ii) the maximum amount of insurance available from time to time under the federal flood insurance program, whether or not the area is participating in the program), but in any event not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. Each such insurance policy shall (i) contain a "standard" mortgagee clause, and proceeds will be payable to the Servicer (in the case of insurance maintained in respect of Mortgage Loans other than REO Properties) or (ii) be in the name of the Special Servicer (in the case of insurance maintained in respect of REO Properties) on behalf of the Indenture Trustee. All amounts collected by the Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts released to the Mortgagor in accordance with normal servicing procedures of the Servicer or Special Servicer, as applicable, and/or the terms of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 5.05. To the extent the Servicer has expended its own funds to pay for insurance premiums under this paragraph (a), the cost of such premiums shall be recoverable by the Servicer out of the collections of delinquent premiums by the Mortgagor on the related Mortgage Loan or from the sources permitted by Section 5.05 or Section 5.08.

         (b) The Servicer or the Special Servicer, as applicable, shall be permitted to obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties with a Qualified Insurer, in which event the Servicer or the Special Servicer, as applicable, shall conclusively be deemed to have satisfied its obligations as set forth in paragraph (a) of this Section 4.04, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer or the Special Servicer, as applicable, shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with paragraph (a) of this Section 4.04 and there shall have been a loss which would have been covered by such policy but for such deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Servicer or the Special Servicer, as applicable, shall be made on the date preceding the Remittance Date upon which the proceeds represented by such deposit are required to be distributed and shall not be reimbursable to the Servicer or the Special Servicer, as applicable. The Servicer, in connection with its activities as servicer of the Mortgage Loans, and the Special Servicer, in connection with its activities as servicer of the Specially Serviced Mortgage Loans, agrees to present or cause to be presented, on behalf of itself, the Indenture Trustee, the Issuer and the Owner Trustee, claims under any such blanket policy.

         (c) The Servicer and the Special Servicer shall each obtain and maintain at their own expense, and keep in full force and effect throughout the term of this Agreement, a blanket fidelity bond issued by a Qualified Insurer. The amount of fidelity bond coverage shall be in form and amount consistent with the Servicing Standard.

         (d) Each of the Servicer and the Special Servicer shall at all times during the term of this Agreement keep in force a policy or policies of insurance covering loss occasioned by the errors and omissions of the officers, employees and agents of the Servicer or the Special Servicer, as applicable, in connection with its obligations hereunder, which policy or policies shall be obtained from a Qualified Insurer and provide for coverage consistent with the Servicing Standard. The Servicer and the Special Servicer must each maintain in effect the related errors and omissions policy at all times and such errors and omissions policy may not be canceled, permitted to lapse or otherwise terminated without 30 days' prior written notice by registered mail to the Servicer or the Special Servicer, as applicable, and to the Indenture Trustee and Owner Trustee. Further, each such errors and omissions policy must provide or the insurer must state in writing to the Indenture Trustee and Owner Trustee, that such errors and omissions policy shall not be cancelable without the giving of notice as provided for in the prior sentence.

         (e) Coverage of the Servicer or the Special Servicer under a policy or bond obtained by an Affiliate of the Servicer or the Special Servicer, as applicable, and providing the coverage required by this Section 4.04 shall satisfy the requirements of this Section.

         SECTION 4.05. Reserved.

         SECTION 4.06. Recordation of Mortgages and Other Documents. (a) Record title to each Mortgage and the endorsement on the related Mortgage Note shall be in the name of the Indenture Trustee. At the Servicer's expense, the Indenture Trustee shall prepare (i) the Assignments and (ii) the UCC-2s and UCC-3s referred to in clause (x) of the definition of "Mortgage File," and, not later than 45 days after the Closing Date, the Indenture Trustee shall cause the Assignments to be duly recorded in the public records in which the related Mortgage shall have been recorded. The Servicer shall pay all necessary recording fees associated with preparing and recording the Assignments. The Seller shall cooperate with the Servicer and the Issuer in the preparation and recording of any and all Assignments. All rights arising out of the Mortgage Loans shall be vested in the Indenture Trustee pursuant to the Indenture. All funds received on or in connection with a Mortgage Loan shall be received and held by the Servicer in trust for the benefit of the Indenture Trustee as the record owner of the Mortgage Loans and the Mortgagors as their respective interests may appear.

         SECTION 4.07. Reserved.

         SECTION 4.08. Servicing Fee. As consideration for servicing the Mortgage Loans, the Servicer shall be entitled to receive the Servicing Fee, and as consideration for servicing the Specially Serviced Mortgage Loans, the Special Servicer shall be entitled to receive the Special Servicing Fee. The Servicing Fee and Special Servicing Fee with respect to any Collection Period shall equal the product of (i) the Servicing Fee Rate or the Special Servicing Fee Rate, as applicable, and (ii) the Stated Principal Balance of the Mortgage Loans or Specially Serviced Mortgage Loans, respectively, at the beginning of such Collection Period. Such fees are limited to, and shall be paid solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 5.05) of such Monthly Payment actually collected by the Servicer or Special Servicer, as applicable, or as otherwise provided under Section 5.05.

         Each of the Servicer and the Special Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder, including the fees of any Subservicer retained by it, and shall not be entitled to reimbursement thereof except as specifically provided for herein.

         The Servicer shall be entitled to retain all late payment fees accrued and paid from time to time by any Mortgagor and any fees collected from time to time from any Mortgagor with respect to assumptions or substitutions of liability effected during the period the related Mortgage Loan is subject to this Agreement.

         The Servicer shall be required to pay, out of its Servicing Fee, the compensation of the Indenture Trustee and the Owner Trustee.

         SECTION 4.09. Servicer's Certificate. Not later than 10:00 a.m. New York City time on each Determination Date, the Servicer shall deliver to the Owner Trustee, each Paying Agent, the Indenture Trustee and the Seller, with a copy to the Rating Agencies, a Servicer's Certificate containing all information set forth in Section 5.12 for the related Collection Period in such form as shall be reasonably acceptable to the Indenture Trustee. Mortgage Loans or Allied Participations to be repurchased by the Seller or Allied

REIT, as well as each Mortgage Loan that became a Liquidated Mortgage Loan, shall be identified by the Servicer by account number with respect thereto.

         SECTION 4.10. Annual Statement as to Compliance; Notice of Servicer Event of Default. (a) Each of the Servicer and the Special Servicer shall deliver to the Owner Trustee, the Indenture Trustee and each Rating Agency, within 120 days after the end of each fiscal year (with the first such certificate being delivered no later than April 30, 1999), an Officer's Certificate of the Servicer or Special Servicer, stating that (i) a review of the activities of the Servicer or Special Servicer, as applicable, during the preceding 12-month period (or such shorter period as shall have elapsed from the Closing Date to the end of the first such fiscal year) and of the performance of its obligations under this Agreement has been made under the supervision of the officers signing such Officer's Certificate and (ii) to such officers' knowledge, based on such review, the Servicer or Special Servicer has fulfilled all its obligations under this Agreement throughout such period or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof.

         (b) The Servicer, the Special Servicer or the Seller shall deliver to the Owner Trustee, the Indenture Trustee and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than two Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time or both would become a Servicer Event of Default under Section 8.01.

         SECTION 4.11. Annual Independent Accountants' Report. Within 120 days after the end of each fiscal year of each of the Servicer and the Special Servicer, beginning with the 1998 fiscal year, each of the Servicer and the Special Servicer, as applicable, at their expense, shall cause a firm of Independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Indenture Trustee and Owner Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the mortgage loan portfolios of the Servicer and the Special Servicer, as applicable, for the preceding calendar year (or during the period from the Closing Date until the end of the preceding calendar year in the case of the first such certificate) and that on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that such servicing has been conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers except for such exceptions as such firm believes to be immaterial, in which case such exceptions shall be set forth in such statement.

         SECTION 4.12. Access to Certain Documentation and Information Regarding Mortgage Loans. The Servicer, the Special Servicer and the Custodian shall provide to representatives of the Owner Trustee, the Indenture Trustee, the Certificateholders and Bondholders reasonable access to the documentation regarding the Mortgage Loans. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the offices of the Servicer, the Special Servicer or Custodian, as applicable. Nothing in this Section shall affect the obligation of the Servicer, the

Special Servicer or the Custodian, as applicable, to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer, the Special Servicer or the Custodian, as applicable, to provide access to information as a result of such obligation shall not constitute a breach of this Section 4.12.

         SECTION 4.13. [Reserved].

         Section 4.14. "Due-on-Sale" Clauses: Assumption Agreements. (a) When the Servicer or Special Servicer, as applicable, receives notice that any Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer or Special Servicer, as applicable, shall immediately give notice to the Indenture Trustee and the Owner Trustee of the contemplated conveyance and take such actions as are consistent with the Servicing Standard including waiving or enforcing any due-on-sale clause or due-on-encumbrance clause contained in any Mortgage Note or Mortgage, to the extent permitted under the terms of the Mortgage Loan and applicable law and governmental regulations, taking or entering into an assumption or substitution agreement from or with the Person to whom such property has been or is about to be conveyed, and releasing the original Mortgagor from liability upon the Mortgage Loan and substituting the new Mortgagor as obligor thereon. If a Mortgagor applies for approval to place a subordinate lien on a Mortgaged Property in accordance with the terms of the Mortgage Note, the Servicer or Special Servicer, as applicable, shall immediately give notice to the Indenture Trustee of the requested encumbrance and obtain at the expense of the Mortgagor and deliver to the Indenture Trustee such appraisals and other supporting documentation as are required by the terms of the Mortgage Note together with such additional information as the Indenture Trustee shall request to facilitate its review and approval of the requested encumbrance; provided, however, that prior to the Indenture Trustee granting permission for additional indebtedness, the Servicer or the Special Servicer, as applicable, shall confirm that such grant satisfies the Rating Agency Condition. The Indenture Trustee (in such capacity) shall be permitted to rely exclusively on the affirmation of each Rating Agency in determining whether to approve any request for a subordinate lien. If the Indenture Trustee advises the Servicer or Special Servicer, as applicable, that it has approved the requested encumbrance, the Servicer or Special Servicer, as applicable, shall cause to be prepared at the expense of the Servicer or Special Servicer, as applicable, and presented to the Indenture Trustee for execution and obtain the Mortgagor's signature on a subordination and intercreditor agreement acceptable to the Indenture Trustee. Any processing fees paid by a Mortgagor in connection with such application shall be retained by the Servicer or Special Servicer, as applicable, as additional servicing compensation.

         (b) If a Mortgaged Property is to be conveyed by a Mortgagor, and the Person to which the Mortgaged Property is to be conveyed is to enter into an assumption agreement or supplement to the Mortgage Note or Mortgage which requires the signature of the Indenture Trustee, or if an instrument of release to be signed by the Indenture Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer or the Special Servicer, as applicable, shall deliver or cause to be delivered to the Indenture Trustee for signature such assumption agreement, modification agreement, supplement or release and all such other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person; provided, however, that prior to granting permission for any such assumption, supplement or release, the Servicer or the Special Servicer, as applicable, shall confirm that such grant satisfies the Rating Agency Condition. The Indenture Trustee (in such capacity) shall be permitted to rely exclusively on the affirmation of each Rating Agency in determining whether to approve a request for assumption, supplement or release. The Servicer or the Special Servicer, as applicable, shall also deliver or cause to be delivered to the Indenture Trustee with the foregoing documents a letter explaining the nature of such documents. With such letter, the Servicer or the Special Servicer, as applicable, shall deliver to the Indenture Trustee a certificate of a Responsible Officer certifying that:
(i) a Responsible Officer has examined and approved such documents, (ii) any required consents of insurers under any insurance policies required by this Agreement have been obtained and (iii) there are no changes or modifications other than those previously approved in accordance with this Agreement. Upon the closing of the transactions contemplated by such documents, the Servicer or the Special Servicer, as applicable, shall cause the originals of the assumption agreement, release (if any), modification or supplement to be delivered to the Indenture Trustee. Any fee collected by the Servicer or Special Servicer, as applicable, for entering into an assumption or substitution of liability agreement with respect to such Mortgage Loan shall be retained by the Servicer or Special Servicer, as additional servicing compensation.

         Section 4.15. Management of REO Property. (a) The Special Servicer shall manage, conserve, protect and operate each REO Property in a separate account solely for the purpose of its prompt disposition and sale. The Special Servicer shall either itself or, subject to Section 4.15(c), through an agent selected by the Special Servicer, manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed real property for its own account, in the same manner that similar property in the same locality as the REO Property is managed and in a manner that would to the extent commercially feasible, maximize the net after-tax proceeds from such REO Property (but in any event in accordance with the Servicing Standard). The Special Servicer shall attempt to sell the same as expeditiously as possible (and may temporarily rent the same) on such terms and conditions as the Special Servicer deems to be in the best interest of the Bondholders.

         (b) If any REO Property is acquired, the Special Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection therewith as are consistent with the Servicing Standard, all on terms and for such period as the Special Servicer deems to be in the best interest of the Issuer, the Owner Trustee, the Indenture Trustee and the Bondholders and, consistent therewith, shall advance from its own funds:

         (i) all insurance premiums due and payable in respect of such REO Property;

         (ii) all taxes in respect of such REO Property that could result or have resulted in the imposition of a lien thereon;

         (iii) all ground rental payments, if applicable, with respect to the REO Property; and

         (iv) all costs and expenses necessary to maintain such REO Property;

if, but only if, (A) the Special Servicer would make such an advance if it owned such REO Property and (B) in the Special Servicer's judgment, such amounts will be recoverable from related REO Proceeds or Liquidation Proceeds.

         (c) The Special Servicer may contract with any Independent Person for the operation and management of any REO Property, provided that:

         (i) the terms and conditions of any such contract shall not be inconsistent herewith;

         (ii) any such contract shall require, or shall be administered to require, that the Independent Person (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property and (B) deposit on a daily basis all operating income in an Eligible Account;

         (iii) none of the provisions of this Section 4.15 relating to any such contract or to actions taken through any such Independent Person shall be deemed to relieve the Special Servicer of any of its duties and obligations to the Issuer, the Owner Trustee or the Indenture Trustee with respect to the operation and management of any such REO Property; and

         (iv) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into any agreement with any Independent Person performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Person, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Special Servicer shall be solely liable for all fees owed by it to any such Independent Person, irrespective of whether the Special Servicer's compensation pursuant to Section 4.08 is sufficient to pay such fees.

         Section 4.16. Sale of REO Properties. (a) The Special Servicer may offer to sell to any Person any REO Property, if and when the Special Servicer determines consistent with this Agreement that such a sale would be in the best economic interests of the Bondholders, but shall, in any event, so offer to sell any REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such REO Property on or prior to three years from the date of acquisition thereof. The Special Servicer shall (i) give the Indenture Trustee and the Owner Trustee not less than five days' prior notice of its intention to sell any REO Property, (ii) solicit bids for the purchase of such REO Property and (iii) accept the highest bid received from any Person for such REO

Property in an amount at least equal to the sum of:

         (A) the actual outstanding principal balance of the related Mortgage Loan, plus all Advances together with interest thereon, if any, at the Reimbursement Rate as provided under the terms of this Agreement; and

         (B) all unpaid interest accrued thereon at the Mortgage Rate that would have been in effect from time to time through the date of sale.

In the absence of any such bid after such REO Property has been marketed for six
(6) months, the Special Servicer shall offer such REO Property for sale, in a commercially reasonable manner, to any Person which is not affiliated with the Special Servicer or the related Mortgagor and shall accept the highest cash bid received therefor.

         (b) Subject to the provisions of Sections 4.03 and 4.14, the Special Servicer shall negotiate and take any other action necessary or appropriate in connection with the sale of any REO Property, including the collection of all amounts payable in connection therewith. Any sale of any REO Property shall be without recourse to the Special Servicer, Issuer, Owner Trustee, Indenture Trustee, Fiscal Agent or any other Person.

         Section 4.17. Inspections; Collection of Operating Statements. (a) The Servicer shall inspect or cause to be inspected each Mortgaged Property at such times and in such manner as are consistent with the provisions of Sections 4.01 and 4.02, provided that each of the Mortgaged Properties shall be inspected at least once per calendar year. If any Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer shall inspect the related Mortgaged Property as soon as practicable thereafter. The Servicer or the Special Servicer, as applicable, shall prepare a written report of each such inspection performed by it, which report shall describe the condition of the related Mortgaged Property and shall specify the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

         (b) With respect to each Mortgage Loan, the Servicer or the Special Servicer, as applicable, shall use reasonable efforts to collect and review the annual operating statements of the related Mortgaged Property.

         (c) The Servicer and the Special Servicer, as applicable, shall make available at their offices, for review by Securityholders and the Rating Agencies during normal business hours, copies of the inspection reports and operating statements referred to in Sections 4.17(a) and 4.17(b).

         Section 4.18. Reports of Foreclosures of Mortgaged Property.

         Each year beginning in 1998, the Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively.

         Section 4.19. Notification of Adjustments. With respect to each adjustable rate Mortgage Loan, the Servicer shall adjust the Mortgage Rate on each related interest rate adjustment date occurring after the Cut-off Date for such Mortgage Loans in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Rate adjustments. The Servicer shall promptly, upon written request therefor, deliver to the Indenture Trustee and the Owner Trustee such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments.

         Section 4.20. Appraisals. As soon as reasonably practicable (but in any event within 60 days) following the earliest of (i) the date 90 days after the occurrence of any delinquency in payment with respect to a Mortgage Loan if such delinquency remains uncured, (ii) the date 90 days after the related Mortgagor files a bankruptcy petition or a receiver is appointed in respect of the related Mortgaged Property, provided such petition or appointment is still in effect,
(iii) the effective date of any modification to a Money Term of a Mortgage Loan, other than the extension of the date that a Balloon Payment is due for a period of less than six months and (iv) the date 30 days following the date a Mortgaged Property becomes an REO Property (in the case of each of clauses (i), (ii), (iii) and (iv), the affected Mortgage Loan, a "Required Appraisal Loan"), the Special Servicer shall obtain an MAI appraisal of the related Mortgaged Property or REO Property, as the case may be (or, at its discretion, if the Stated Principal Balance of such Required Appraisal Loan is less than or equal to $1,000,000, to perform an internal valuation of such property). The Special Servicer shall consider the results of such appraisal or market study, in accordance with the Servicing Standard, in determining how to maximize the net present value of the related Mortgage Loan.

         Section 4.21. Certain Matters Regarding the Servicer and the Special Servicer. (a) The Servicer or the Special Servicer, as applicable, shall be entitled to become the owner or pledgee of Bonds with the same rights as each would have if it were not the Servicer or the Special Servicer, as applicable. Any such interest of the Servicer or the Special Servicer in the Bonds shall not be taken into account when evaluating whether actions of the Servicer or the Special Servicer, as applicable, are consistent with its obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefitting the Class or Classes of Bonds owned by it.

         (b) The Servicer and the Special Servicer shall be entitled to lend money on an unsecured basis and otherwise generally engage in any kind of business or dealings with, any Mortgagor as though the Servicer or the Special Servicer, as applicable, were not a party to the transactions contemplated hereby.

         Section 4.22. Eligibility of Servicer and Special Servicer. (a) The Servicer shall at all times during the term of this Agreement qualify as an Eligible Servicer.

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
         (b) The Special Servicer shall at all times during the term of this Agreement qualify as an Eligible Special Servicer.

                                    ARTICLE V

         Distributions; Statements to Certificateholders and Bondholders

         SECTION 5.01. Establishment of and Deposits to Collection Account. The Servicer shall segregate and hold all funds collected and received on or in respect of the Mortgage Loans separate and apart from any of its own funds and general assets and shall establish and maintain an account held in trust for the benefit of the Indenture Trustee and the Securityholders, bearing a designation clearly indicating that the amounts deposited thereto are held for the benefit of the Securityholders (the "Collection Account"). The Collection Account shall be an Eligible Account and may include one or more sub-accounts. Funds deposited in the Collection Account that are not specifically designated for deposit into sub-accounts maintained as the Escrow Account under this Agreement may be drawn on by the Servicer only in accordance with Section 5.05.

         The Servicer and the Special Servicer shall deposit in the Collection Account as soon as practicable, but in no event later than the close of business on the second Business Day after its receipt thereof, the following collections received by the Servicer or the Special Servicer, as applicable, after the Cut-off Date:

         (i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

         (ii) all payments on account of interest on the Mortgage Loans, adjusted to the related Net Mortgage Rate;

         (iii) all Liquidation Proceeds;

                  (iv) all REO Proceeds;

                  (v) all Insurance Proceeds;

         (vi) all Condemnation Proceeds which are to be applied as a Principal Prepayment;

         (vii) without duplication, all payments of interest and principal received on the Funding Note; and

         (viii) any other amounts received in respect of any Mortgage Loan which amounts are not otherwise specifically designated herein, other than amounts Servicer or the Special Servicer, as applicable, is authorized to retain pursuant to Section 4.08;

In addition, the Servicer and the Special Servicer shall each deposit in the Collection Account all payments required to be made by the Servicer or the Special Servicer, as applicable, pursuant to Section 4.04(b).

         The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood that, without limiting the generality of the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, charges for beneficiary statements or demands, and any other administrative fees or charges or amounts collected for checks returned for insufficient funds and all late payment fee and assumption fees collected from Mortgagors need not be deposited by the Servicer or the Special Servicer, as applicable, in the Collection Account. If the Servicer or the Special Servicer, as applicable, shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

         SECTION 5.02. Trust Accounts. (a)(i) The Indenture Trustee for the benefit of the Bondholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Account (the "Bond Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Bondholders. The Indenture Trustee is under no obligation to invest the amounts on deposit in the Bond Distribution Account.

         (ii) The Servicer shall segregate and hold all funds collected and received constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain an Eligible Account (the "Escrow Account") (which may be a sub-account maintained within the Collection Account), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Securityholders.

         (iii) Funds on deposit in the Collection Account shall be invested by the Servicer in Eligible Investments. All such Eligible Investments shall be held by the Servicer for the benefit of the Securityholders; provided that, on each Remittance Date all interest and other investment income (net of losses and investment expenses) on funds on deposit in the Collection Account shall be retained in the Collection Account and shall be deemed to constitute a portion of Available Funds for the related Distribution Date. Other than as permitted by the Rating Agencies, funds on deposit in the Collection Account shall be invested in Eligible Investments that will mature not later than the Business Day immediately preceding the next Remittance Date. Funds deposited in the Collection Account upon the maturity of any Eligible Investments on a day which immediately precedes a Remittance Date are not required to be invested overnight.

         (iv) The Indenture Trustee shall not be held liable in any way by reason of any insufficiency in the Collection Account resulting from any loss on an Eligible Investment included therein, except for losses attributable to the Indenture Trustee's failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as Indenture Trustee, in accordance with their terms.

         (b)(i) The Indenture Trustee shall possess all right, title and interest in all funds on deposit in the Trust Accounts and in all proceeds thereof (including all income thereon). The Bond Distribution Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Bondholders, and the Collection Account and the Escrow Account shall be under the sole dominion and control of the Servicer, on behalf of the Indenture Trustee, for the benefit of the

         Bondholders. If, at any time, any Trust Account ceases to be an Eligible Account, the Indenture Trustee, in the case of the Bond Distribution Account, or the Servicer, in the case of the Collection Account or the Escrow Account shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Trust Account, as applicable, as an Eligible Account and shall transfer any cash and/or any investments from the account that is no longer an Eligible Account to the new Trust Account.

         (ii) The Servicer and the Special Servicer, as applicable, shall have the power, revocable by the Indenture Trustee or by the Issuer with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Bond Distribution Account for the purpose of permitting the Servicer or the Special Servicer to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

         SECTION 5.03. Application of Collections. With respect to each Mortgage Loan (other than a Purchased Mortgage Loan), all amounts received with respect to such Mortgage Loan during each Collection Period shall be applied by the Servicer by or on behalf of the Mortgagor to interest and principal in accordance with the related amortization schedule and the terms of such Mortgage Loan. If, in any month, the payment received with respect to a Mortgage Loan is less than the payment of principal and interest due in that month, the amount received shall be allocated first to interest and then to principal unless, in the case of a Mortgage Loan, such Mortgage Loan provides otherwise.

         Notwithstanding the foregoing, in the case of any Mortgage Loan that provides for Scheduled Payments on a semi-annual basis, (a) for all purposes of this Agreement, any payment in respect of such Mortgage Loans shall be applied as if only one-sixth of such Scheduled Payment was received in each month over a six-month period commencing in the month of receipt of such payment, (b) for purposes of calculating the Principal Distribution Amount for any Distribution Date, the Scheduled Payment for any such Mortgage Loan shall equal the portion of the related payment allocable to principal to be applied during the immediately preceding Collection Period and (c) any amounts in respect of such payments not applied in any Collection Period shall remain on deposit in the Collection Account for application in one or more subsequent Collection Periods in accordance with this paragraph.

         SECTION 5.04. Purchase Price. The Seller shall or, if applicable, shall require Allied REIT or BMI REIT to, deposit in the Collection Account, on or prior to each Determination Date, the aggregate Purchase Price with respect to Purchased Mortgage Loans and the Funding Note, as applicable. With respect to a redemption of the Bonds pursuant to Section 9.01, the Seller or the Successor Servicer shall deposit the Redemption Price in the Collection Account on or prior to the Redemption Date.

         SECTION 5.05. Permitted Withdrawals From Collection Account. (a) The Servicer and, where applicable, the Special Servicer, may, from time to time, withdraw funds from the Collection Account for any of the following purposes:

         (i) to reimburse itself, the Indenture Trustee or the Fiscal Agent for unreimbursed Servicing Advances plus interest, if any, accrued thereon at the Reimbursement Rate as provided under the terms of this Agreement, not otherwise reimbursed or reimbursable under Section 5.08, and any unpaid Servicing Fees, the Servicer's and Special Servicer's right to reimburse itself, the Indenture Trustee or the Fiscal Agent pursuant to this subclause (i) being limited to Liquidation Proceeds, REO Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts collected or received on the related Mortgage Loan;

         (ii) to clear and terminate the Collection Account upon the termination of this Agreement;

         (iii) to transfer funds to another Eligible Account in accordance with
         Section 5.02(b)(i);

         (iv) to make payments to the Servicer as provided in Section 4.08 with respect to assumption fees and late payment fees, but only to the extent such amounts were deposited in the Collection Account;

         (v) to reimburse itself, the Indenture Trustee or the Fiscal Agent for any Advance that, following the date such Advance is made, becomes a Nonrecoverable Advance;

         (vi) to remove funds not required to be deposited in the Collection Account; and

         (vii) in the case of the Servicer, to reimburse itself, the Indenture Trustee or the Fiscal Agent from collections in respect of the Allied Interests and the Funding Note for any previously unreimbursed P&I Advance plus interest, if any, accrued thereon at the Reimbursement Rate as provided under the terms of this Agreement.

         (b)(_) The Servicer and the Special Servicer shall each keep and maintain separate accounting records, on a Mortgage Loan-by-Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to clauses (i) and (v) of Section 5.05(a).

         SECTION 5.06. Distributions. (a) On each Determination Date, the Servicer shall calculate all amounts required to be deposited in the Bond Distribution Account and the Certificate Distribution Account and all amounts to be distributed to BMI LLC.

         (b) On each Remittance Date, the Servicer shall instruct the Indenture Trustee in writing (based on the information contained in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 4.09) to make the following deposits and distributions in the applicable accounts by 11:00 a.m. (New York City time), to the extent of amounts available for distribution in the Collection Account, to make required payments and distributions on such date, in the following order and priority:

                           (1) to the Bond Distribution Account, from Available
                  Funds, the Total Bond Interest Amount;

                           (2) to the Bond Distribution Account, from Available
                  Funds, the Principal Distribution Amount;

                           (3) to the Certificate Distribution Account, the
                  remainder of Available Funds.

         (c) In addition, any Prepayment Premium collected with respect to an Allied Mortgage Loan during any Prepayment Period will be distributed on the following Remittance Date as follows:

                           (1) to the Bond Distribution Account, an aggregate
                  amount equal to the lesser of (a) such Prepayment Premium, and
                  (b) such Prepayment Premium multiplied by a fraction, the numerator of which is equal to the excess, if any, of the Bond Rate applicable to the most senior of such Classes of Bonds then outstanding, over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate for the prepaid Mortgage Loan, over the relevant Discount Rate; and

                           (2) to the Certificate Distribution Account, the
                  remainder of any such Prepayment Premium.

         If a Prepayment Premium is collected with respect to a Mortgage Loan that is a Participation Mortgage Loan, that portion of the Prepayment Premium attributable to the Allied Interests shall be allocated as set forth above. That portion of the Prepayment Premium attributable to the BMI Participations shall be allocated to the Funding Note in the same proportion as the Prepayment Premium attributable to the Allied Interests is allocated to the Bonds. Such Prepayment Premiums allocated to the Funding Note shall be distributed to that Class or Classes of Bonds entitled to distributions of principal for such Distribution Date as set forth above.

         (d) On each Remittance Date, the Servicer shall:

         (i) retain in the Collection Account as part of Available Funds for the related Distribution Date, out of collections in respect of the Participation Mortgage Loans (the "BMI Collections"), an amount equal to the sum of accrued and unpaid interest on the Funding Note and the Funding Note Principal Payment Amount for such Remittance Date; and

         (ii) distribute to BMI LLC, the remaining BMI Collections, if any, after giving effect to the application of the amount specified in
         Section 5.06(d)(i).

         Section 5.07. Deposits to Escrow Account. The Servicer or Special Servicer, as applicable, shall deposit in the Escrow Account or Escrow Accounts as soon as practicable, but in no event later than the close of business on the second Business Day after its receipt thereof, and shall retain therein:

         (i) all Escrow Payments collected on account of the Mortgage Loans for the purpose of effecting timely payment of any such items as required under the terms of this Agreement;

         (ii) all amounts representing Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property;

         and

         (iii) all Liquidation Proceeds or REO Proceeds in connection with Escrow Payments and property liquidation expenses.

         The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in
Section 5.08.

         Section 5.08. Permitted Withdrawals from Escrow Account: Payment of Taxes and Insurance. (a) Withdrawals from the Escrow Account or Accounts may be made only by the Servicer and only:

         (i) to effect timely payments of ground rents, taxes, assessments, water rates, condominium charges, fire and hazard, liability and other insurance premiums or other items constituting Escrow Payments for the related Mortgage;

         (ii) to reimburse the Servicer, Special Servicer, Indenture Trustee or Fiscal Agent, as applicable, for any Servicing Advance not otherwise reimbursed or reimbursable under Section 5.05, plus interest at the Reimbursement Rate as provided under the terms of this Agreement, relating to taxes, assessments, water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged Property and fire, hazard, liability and other insurance coverage premium payments made by the Servicer with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

         (iii) (A) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan or applicable federal or state law or judicial or administrative ruling or
         (B) to pay interest to any Mortgagor on balances in the Escrow Account, if required by applicable law or the terms of the related Mortgage Loan, or if not so required, to transfer such funds to the Collection Account pursuant to Section 5.02(a)(iii);

         (iv) for application to restoration or repair of the Mortgaged Property in accordance with the Servicing Standard and the servicing provisions set forth herein;

         (v) to clear and terminate the Escrow Account on the termination of this Agreement;

         (vi) to transfer funds to another Eligible Account in accordance with
         Section 5.02(b)(i); and

         (vii) to remove funds the Servicer or Special Servicer, as applicable, deposited in the Escrow Account in error.

         (b) The Servicer or Special Servicer, as applicable, shall maintain accurate records with respect to each Mortgaged Property reflecting the status of taxes, assessments, basic carrying costs and other similar items that are or may become a lien thereon and the status of insurance premiums and ground rents, if applicable, payable in respect thereof. The Servicer or Special Servicer, as applicable, shall obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose amounts in the Escrow Account as allowed under the terms of the Mortgage Loan. If not paid from amounts on deposit in the Escrow Account, the Servicer or Special Servicer, as applicable, shall pay or cause to be paid all such taxes, insurance premiums, ground rents or comparable items related to any Mortgaged Property when and as the same shall become due and payable, and shall be reimbursed therefor pursuant to Section 5.05 or this Section 5.08. In the event that the Servicer or the Special Servicer, as the case may be, fails to pay all such taxes, insurance premiums, ground rents or comparable items related to any Mortgaged Property when and as the same shall become due and payable, then, in addition to the indemnification provisions set forth in Section 7.02, the Servicer or the Special Servicer, as the case may be, shall pay any penalties and/or late payment charges assessed with respect thereto.

         Section 5.09. P&I Advances. (a) On or before 1:00 p.m., New York City time, on each Remittance Date, the Servicer shall deposit immediately available funds to the Bond Distribution Account in an amount equal to the P&I Advance, if any, to be made in respect of the related Distribution Date, from either (i) the Servicer's own funds, (ii) amounts allocable to the Allied Interests or the Funding Note held in the Collection Account for future remittances hereunder in discharge of any such obligation to make such P&I Advance or (iii) any combination of (i) and (ii) aggregating the total amount of the P&I Advance to be made on such Remittance Date. Any amounts allocable to the Allied Interests and the Funding Note held in the Collection Account for future remittances hereunder and so used to make a P&I Advance shall be appropriately reflected in the Servicer's records and replaced by the Servicer from its own funds by deposit in the Collection Account on or before the next succeeding Remittance Date (to the extent not previously replaced through the deposit of collections of the delinquent principal and/or interest in respect of which such P&I Advance was made).

         (b) The amount of the P&I Advance to be made on any Remittance Date shall, subject to subsection (c) below, equal the excess, if any, of (i) the sum of the Interest Distribution Amount for the related Distribution Date and the Principal Distribution Amount for such Distribution Date over (ii) the Remittable Funds for such Remittance Date, reduced by any amounts then held by the Indenture Trustee in the Bond Distribution Account and available for payment to Bondholders on the related Distribution Date.

         (c) The obligation of the Servicer to make any P&I Advance is mandatory; provided, however, that notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if and to the extent such P&I Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Servicer that any proposed P&I Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate delivered to the Indenture Trustee and the Issuer, detailing a basis for such determination, together with a copy of an appraisal of each related Mortgaged Property or REO Property, as the case may be, performed within the twelve months preceding such determination by the Servicer and prepared by an Independent appraiser in accordance with the Servicing Standard, and any other information relevant thereto which supports such determination by the Servicer. The Servicer shall not have any liability to the

Indenture Trustee, the Issuer or any other Person if its analysis and determination with respect to a Nonrecoverable Advance proves to be wrong or incorrect, so long as the analysis and determination was made by the Servicer in good faith.

         (d) If, as of the close of business, on any Remittance Date, the Servicer has failed to make a deposit to the Collection Account in an amount equal to the sum of the Remittable Funds plus any P&I Advance required for such Remittance Date, then the Indenture Trustee shall, by 10:00 a.m. New York City time on the immediately succeeding Business Day, send a notice to the Servicer that it has failed to remit such amount and that such failure, if not cured by the close of business on such Business Day, will constitute a Servicer Event of Default pursuant to Section 8.01(a) hereof. If the Servicer fails to make such remittance as described in the immediately preceding sentence, then by 10:00 a.m. New York City time on the related Distribution Date, the Indenture Trustee shall simultaneously send a notice to the Servicer terminating it from all of its rights hereunder pursuant to Section 8.01 and make a deposit in an amount equal to the Remittable Funds plus the required P&I Advance for such Distribution Date that the Servicer has failed to remit and the entire amount of such deposit shall constitute a "P&I Advance" for purposes of this Agreement; provided, however, that no P&I Advance shall be required to be made by the Indenture Trustee if such P&I Advance would, if made, constitute a Nonrecoverable Advance. To the extent of any P&I Advance made by the Indenture Trustee pursuant to this Section 5.09, all references to the Servicer in this Agreement relating to the reimbursement of the Servicer for P&I Advances, including interest thereon at the Reimbursement Rate, shall instead be references to the Indenture Trustee to the extent of P&I Advances made pursuant to this Section 5.09 and the Indenture Trustee shall be entitled to reimbursement therefor, with interest at the Reimbursement Rate, as provided herein, provided that the Indenture Trustee shall have first priority over the Servicer for reimbursement of its P&I Advances, with interest, hereunder.

         If the Indenture Trustee fails to make any P&I Advance as described in the immediately preceding paragraph, the Fiscal Agent shall make such P&I Advance by 12:00 noon New York City time on such Distribution Date; provided, however, that no P&I Advance shall be required to be made by the Fiscal Agent if such P&I Advance would, if made, constitute a Nonrecoverable Advance. To the extent of P&I Advances made by the Fiscal Agent, the Fiscal Agent shall have the rights to reimbursement therefor as are given to the Indenture Trustee in the immediately preceding paragraph; provided, however, that the Fiscal Agent's right to reimbursement for P&I Advances, with interest thereon at the Reimbursement Rate, shall be senior to both the Indenture Trustee and the Servicer.

         (e) Any P&I Advance made pursuant to the terms of this Agreement shall accrue interest at the Reimbursement Rate from the time the funds are advanced by the Servicer from its own funds until such time as the Servicer is reimbursed for such P&I Advance. Such interest shall be paid to the Servicer at the time the related advance is reimbursed in accordance with the provisions of Section
5.05. The Servicer shall reimburse itself for any outstanding P&I Advance as soon as practicably possible after funds are or become available for such purpose in the Collection Account.

         SECTION 5.10. Servicing Advances. (a) Notwithstanding anything to the contrary contained herein, neither the Servicer nor the Special Servicer shall be obligated to make a Servicing Advance otherwise required pursuant to the terms of this Agreement if the Servicer or the Special Servicer, as applicable, determines, in its good faith judgment, that such Servicing Advance would constitute a Nonrecoverable Advance. Any such determination must be evidenced by an Officer's Certificate delivered to the Indenture Trustee and the Issuer setting forth such determination of nonrecoverability and the procedure and considerations of the Servicer or the Special Servicer, as applicable, forming the basis of such determination.

         (b) Any Servicing Advance (including any advance under Subsection (b) of Section 5.08) made pursuant to the terms of this Agreement shall accrue interest at the Reimbursement Rate from the time the funds are advanced by the Servicer, the Special Servicer, the Indenture Trustee or the Fiscal Agent, as applicable, from its own funds until such time as the Servicer, the Special Servicer, the Indenture Trustee or the Fiscal Agent, as applicable, is reimbursed for such Servicing Advance. Such interest shall be paid to the Servicer, the Special Servicer, the Indenture Trustee or the Fiscal Agent, as applicable, at the time the related advance is reimbursed in accordance with the provisions of Section 5.05 or 5.08.

         (c) If the Servicer fails to make any Servicing Advance required to be made by it pursuant to this Agreement and a Trust Officer of the Indenture Trustee has actual knowledge that such Servicing Advance is required to be made, the Indenture Trustee shall make such Servicing Advance no later than the date on which the Servicer's failure to make such Servicing Advance would constitute a Servicer Event of Default; provided, however, that the Indenture Trustee shall make such Servicing Advance on such earlier date as shall be necessary to protect the interest of the Issuer, on behalf of the Bondholders, in the related Mortgaged Property. If the Indenture Trustee fails to make any Servicing Advance required to be made by it pursuant to the preceding sentence, the Fiscal Agent shall make such Servicing Advance within two Business Days, in each case, subject to such Servicing Advance not being a Nonrecoverable Advance.

         SECTION 5.11. Reserved.

         SECTION 5.12. Statements to Securityholders. Not later than 10:00 A.M. on each Determination Date, the Servicer shall provide to the Indenture Trustee, in electronic form (with a copy to the Rating Agencies and each Paying Agent), and the Indenture Trustee shall forward to each Bondholder of record as of the most recent Record Date and to the Owner Trustee (with a copy to each Paying Agent under the Trust Agreement for such Paying Agent to forward to each Certificateholder of record as of the most recent Record Date) the following statements: (a) a statement substantially in the form of Exhibit B, setting forth, to the extent applicable:

         (i) the amount, if any, of the distributions to the holders of each Class of Bonds on such Distribution Date applied to reduce the aggregate Bond Class Balance thereof;

         (ii) the amount of the distributions to holders of each Class of Bonds on such Distribution Date allocable to (A) interest, (B) Interest Carryover Shortfalls and (C) Prepayment Premiums;

         (iii) the outstanding Funding Note Balance as of the related Determination Date;

         (iv) the number and Aggregate Stated Principal Balance of outstanding Mortgage Loans in the Mortgage Pool;

         (v) the number and aggregate Stated Principal Balance of Mortgage Loans in the Mortgage Pool (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months or (D) as to which foreclosure proceedings have been commenced;

         (vi) with respect to any REO Property acquired during the related Collection Period, the Stated Principal Balance of the related Mortgage Loan as of the date of acquisition of the REO Property;

         (vii) (A) the most recent appraised value of any REO Property as of the related Determination Date, (B) as to any REO Property sold during the related Collection Period, the date of the related determination by the Special Servicer that it has recovered all related proceeds that it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Collection Account, and (C) the aggregate amount of other revenues collected by the Servicer or the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Collection Account, in each case identifying such REO Property by the loan number of the related Mortgage Loan;

         (viii) the aggregate Bond Class Balance of each Class of Bonds before and after giving effect to the distributions made on such Distribution Date;

         (ix) the aggregate amount of Principal Prepayments made during the related Prepayment Period;

         (x) the aggregate amount of servicing compensation retained by or paid to the Servicer and the Special Servicer;

         (xi) the amount of Realized Losses, if any, incurred with respect to the Mortgage Loans during the related Collection Period;

         (xii) the aggregate amount of Servicing Advances and P&I Advances outstanding as of the end of the prior calendar month that have been made by the Servicer, the Special Servicer, the Indenture Trustee and the Fiscal Agent, separately stated;

         (xiii) the Overcollateralization Level at the close of business on such Distribution Date;

         (xiv) the amount, if any, withdrawn from the Collection Account and paid to the Fiscal Agent, the Indenture Trustee, the Servicer or the Special Servicer as reimbursement for Nonrecoverable Advances;

         (xv) with respect to any Mortgage Loan that is delinquent in respect of three or more Monthly Payments, (A) the loan number thereof, (B) the unpaid balance thereof, (C) whether the delinquency is in respect of any Balloon Payment, (D) the aggregate amount of unreimbursed P&I Advances and Servicing

         Advances in respect thereof, (E) if applicable, the aggregate amount of any interest accrued and payable to the Servicer or the Special Servicer (or the Indenture Trustee or Fiscal Agent, if applicable) for related P&I Advances and Servicing Advances, (F) whether a notice of acceleration has been sent to the Mortgagor and, if so, the date of such notice and (G) a brief description of the status of any foreclosure proceedings or negotiations with the Mortgagor;

         (xvi) with respect to any Mortgage Loan liquidated during the related Prepayment Period in connection with a default thereon or by reason of being purchased out of the Owner Trust Estate due to a missing or defective Mortgage File document or a material breach of a representation or warranty that is not cured or otherwise, (A) the loan number thereof, (B) the manner in which it was liquidated, (C) the aggregate amount of proceeds received, (D) the portion of such liquidation proceeds payable or reimbursable to the Special Servicer in respect of such Mortgage Loan and (E) the amount of any Realized Loss in respect of such Mortgage Loan;

         (xvii) with respect to each REO Property included in the Owner Trust Estate as of the end of the related Collection Period, (A) the loan number of the related Mortgage Loan, (B) the date of acquisition, (C) the Stated Principal Balance of the related Mortgage Loan (calculated as if such Mortgage Loan were still outstanding), (D) the aggregate amount of unreimbursed Servicing Advances in respect thereof and (E) if applicable, the aggregate amount of interest accrued and payable to the Servicer or the Special Servicer (or the Indenture Trustee or Fiscal Agent, if applicable) for related Servicing Advances;

         (xviii) with respect to each REO Property sold during the related Prepayment Period, (A) the loan number of the related Mortgage Loan,
         (B) the aggregate amount of sales proceeds, (C) the portion of such sales proceeds payable or reimbursable to the Servicer or the Special Servicer in respect of such REO Property or such Mortgage Loan and (D) the amount of any Realized Loss in respect of such Mortgage Loan; and

         (xix) the number of Mortgage Loans (not counting any Mortgage Loan that is delinquent with respect to any Balloon Payment or 60 or more days delinquent with respect to any other Scheduled Payment) remaining in the Mortgage Pool at the close of business on such Distribution Date; and

         (b) a report containing information regarding the Mortgage Loans as of the end of the related Prepayment Period, which report will contain substantially the categories of information regarding the Mortgage Loans set forth in Schedule A and Schedule B, will be presented in a tabular format substantially similar to the respective format utilized in Schedule A and Schedule B or such other form as shall be acceptable to the Indenture Trustee and will be updated within a reasonable period after the requisite underlying information is available.

         In the case of information furnished pursuant to subclauses (i), (ii) and (x) of clause (a) above, the amounts shall be expressed as a dollar amount per $1,000 original principal amount of the Bonds for all Bonds of each applicable Class. The Indenture Trustee shall be under no obligation to recompute, recalculate or verify any of the information provided by the Servicer pursuant to this Section 5.12.

                                   ARTICLE VI

                                   The Seller

         SECTION 6.01. Representations of Seller. The Seller makes the following representations on which the Issuer relies in accepting the Allied Interests and the Funding Note and delivering the Securities, and on which the Indenture Trustee and the Fiscal Agent rely in executing this Agreement. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Allied Interests and the Funding Note by the Seller to the Issuer and the pledge thereof by the Issuer to the Indenture Trustee pursuant to the Indenture.

         (a) Organization and Good Standing. The Seller is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

         (b) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions where the failure to do so would materially and adversely affect the Seller's ability to transfer the Allied Interests and the Funding Note to the Issuer pursuant to this Agreement or the validity or enforceability of the Allied Interests or the Funding Note.

         (c) Power and Authority. The Seller has the corporate power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms; the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer, and the Seller has duly authorized such sale and assignment to the Issuer by all necessary corporate action; the execution, delivery and performance of this Agreement and the other Basic Documents to which the Seller is a party have been duly authorized by the Seller by all necessary corporate action; and this Agreement and such other Basic Documents have been duly executed and delivered by the Seller.

         (d) Binding Obligation. This Agreement and the other Basic Documents to which the Seller is a party, when duly executed and delivered by the other parties hereto and thereto, shall constitute legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, and similar laws now or hereafter in effect relating to or affecting creditors' rights generally and to general principles of equity (whether applied in a proceeding at law or in equity).

         (e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Basic Documents and the fulfillment of the terms of this Agreement and the other Basic Documents does not conflict with, and will not result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time, or both) a default under, the certificate of incorporation or bylaws of the Seller, or any indenture, agreement, mortgage, deed of trust, or other instrument to which the Seller is a party or by which it is bound; or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, or other instrument, other than this Agreement and the other Basic Documents; or violate any law, order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

         (f) No Proceedings. There are no proceedings or investigations pending or, to the Seller's knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties: (1) asserting the invalidity of this Agreement or any other Basic Document; (2) seeking to prevent the issuance of the Bonds or the Certificates or the consummation of any of the transactions contemplated by this Agreement or any other Basic Document; (3) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any other Basic Document; or (4) seeking to adversely affect the federal income tax attributes of the Issuer, the Bonds or the Certificates.

         (g) No Consents. The Seller is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization, or declaration of or with any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity, or enforceability of this Agreement or any other Basic Document to which it is a party that has not already been obtained.

         SECTION 6.02. Corporate Existence. During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby. In addition, all transactions and dealings between the Seller and its Affiliates will be conducted on an arm's-length basis.

         SECTION 6.03. Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this

Agreement (which shall not include distributions on account of the Bonds or Certificates).

         SECTION 6.04. Merger or Consolidation of, or Assumption of the Obligations of, Seller. The Seller will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Securities, the Funding Note or any of the Allied Interests and to perform its respective duties under this Agreement.

         The Seller shall provide prompt notice of any merger, consolidation or succession pursuant to this Section 6.04 to the Owner Trustee, the Indenture Trustee, the Securityholders and the Rating Agencies. Notwithstanding the foregoing, the Seller shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Seller's business unless immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.02 or 6.01 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction).

         Any Person into which the Seller may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         SECTION 6.05. Limitation on Liability of Seller and Others. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

         SECTION 6.06. Seller May Own Securities. The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Securities with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any Basic Document.

                                   ARTICLE VII

                      The Servicer and the Special Servicer

         SECTION 7.01. Representations of Servicer and Special Servicer. Each of the Servicer and Special Servicer makes the following representations applicable to it on which the Issuer is deemed to have relied in acquiring the Allied Interests and the Funding Note and on which the Indenture Trustee and the Fiscal Agent rely in executing this Agreement. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date and shall survive the sale of the Allied Interests and the Funding Note to the Issuer and the pledge thereof by the Issuer to the Indenture Trustee pursuant to the Indenture.

         (a) Organization and Good Standing. Each of the Servicer and the Special Servicer, as applicable, is duly organized and validly existing as a corporation in good standing under the laws of the state of its incorporation, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the corporate power, authority and legal right to acquire, own, sell and service the Mortgage Loans and to hold the Mortgage Files as custodian.

         (b) Due Qualification. Each of the Servicer and the Special Servicer, as applicable, is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Mortgage Loans as required by this Agreement) shall require such qualifications.

         (c) Power and Authority. Each of the Servicer and the Special Servicer, as applicable, has the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms; the execution, delivery and performance of this Agreement and the other Basic Documents to which it is a party have been duly authorized by the Servicer or the Special Servicer, as applicable, by all necessary corporate action; and this Agreement and such other Basic Documents have been duly executed and delivered by the Servicer or the Special Servicer, as applicable.

         (d) Binding Obligation. This Agreement and the Basic Documents to which it is a party constitute legal, valid and binding obligations of the Servicer or the Special Servicer, as applicable, enforceable against the Servicer or the Special Servicer, as applicable, in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         (e) No Violation. The consummation of the transactions contemplated by this Agreement and the Basic Documents to which it is a party and the fulfillment of their respective terms shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the articles of incorporation or bylaws of the Servicer or the Special Servicer, as applicable, or any indenture, agreement, mortgage, deed of trust, or other instrument to which the Servicer or the Special Servicer, as applicable, is a party or by which it is bound; or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, or other instrument other than this Agreement and the Basic Documents, or violate any law, order, rule or regulation applicable to the Servicer or the Special Servicer, as applicable, of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or the Special Servicer, as applicable, or any of its properties.

         (f) No Proceedings. There are no proceedings or investigations pending or, to the Servicer's or the Special Servicer's, as applicable, knowledge, threatened against the Servicer or the Special Servicer, as applicable, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or the Special Servicer, as applicable, or its properties: (i) asserting the invalidity of this Agreement or any of the Basic Documents; (ii) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents; (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer or the Special Servicer, as applicable, of its respective obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents; or (iv) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Securities.

         (g) No Consents. The Servicer or the Special Servicer, as applicable, is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization, or declaration of or with any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity, or enforceability of this Agreement or any other Basic Document to which it is a party that has not already been obtained.

         SECTION 7.02. Indemnities of Servicer and the Special Servicer. (a) The Servicer shall indemnify the Issuer, the Indenture Trustee, the Fiscal Agent, the Seller and the Owner Trustee (in its individual and trust capacities) and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and any other costs, fees and expenses that such parties may sustain as a result of the failure of the Servicer to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement or a breach by the Servicer of the representations and warranties made herein. The Servicer shall immediately notify the Indenture Trustee and Owner Trustee if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, and the Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Seller, Special Servicer, Issuer, Indenture Trustee, the Fiscal Agent or Owner Trustee in any capacity in respect of such claim. The provisions of this Section 7.02 shall survive the termination of this Agreement. The Issuer will notify the Servicer of any claim with respect to this Section 7.02, provided that the failure of the Issuer to so notify the Servicer will not relieve the Servicer of its obligations hereunder, except to the extent that the Servicer is prejudiced by such failure to give notice.

         For purposes of this Section, in the event of the termination of the rights and obligations of ACC (or any successor thereto pursuant to Section 7.03) as Servicer pursuant to Section 8.02, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Indenture Trustee) pursuant to Section 8.03.

         (b) The Special Servicer shall indemnify the Issuer, the Indenture Trustee, the Fiscal Agent, the Seller and the Owner Trustee (in its individual and trust capacities) and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and any other costs, fees and expenses that such parties may sustain as a result of the failure of the Special Servicer to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement or a breach by the Special Servicer of the representations and warranties made herein. The Special Servicer shall immediately notify the Indenture Trustee and Owner Trustee if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, and the Special Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Seller, Servicer, Issuer, Indenture Trustee, the Fiscal Agent or Owner Trustee in respect of such claim. The provisions of this Section 7.02 shall survive the termination of this Agreement. The Issuer will notify the Special Servicer of any claim with respect to this Section 7.02, provided that the failure of the Issuer to so notify the Special Servicer will not relieve the Special Servicer of its obligations hereunder, except to the extent that the Special Servicer is prejudiced by such failure to give notice.

         For purposes of this Section, in the event of the termination of the rights and obligations of ACC (or any successor thereto pursuant to Section 7.03) as Special Servicer pursuant to Section 8.02, or a resignation by such Special Servicer pursuant to this Agreement, such Special Servicer shall be deemed to be the Special Servicer pending appointment of a successor Special Servicer (other than the Indenture Trustee) pursuant to Section 8.03.

         (c) Indemnification under this Section shall survive the resignation or removal of any indemnified party or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer or the Special Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer or the Special Servicer, as applicable, without interest.

         SECTION 7.03. Merger or Consolidation of, or Assumption of the Obligations of, Servicer and the Special Servicer. (a) Each of the Servicer and the Special Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Securities, the Funding Note or any of the Mortgage Loans and to perform its respective duties under this Agreement.

         Neither the Servicer nor the Special Servicer shall merge or consolidate with any other Person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to the Servicer's or the Special Servicer's, as applicable, business unless, after the merger, consolidation, conveyance, transfer, lease, or succession, the successor or surviving entity shall be capable of fulfilling the duties of the Servicer or the Special Servicer, as applicable, contained in this Agreement and shall be reasonably acceptable to the Indenture Trustee.

         (b) The Servicer or the Special Servicer, as applicable, shall provide notice of any merger, consolidation or succession pursuant to this Section 7.03(a) to the Owner Trustee, each Rating Agency and the Indenture Trustee. Notwithstanding the foregoing, the Servicer or the Special Servicer, as applicable, shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Servicer's or the Special Servicer's, as applicable, business unless (x) immediately after giving effect to such transaction, no representation or warranty made by it pursuant to Section 7.01 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time or both, would become a Servicer Event of Default with respect to it shall have occurred and be continuing and (y) immediately after giving effect to such transaction, the successor to the Servicer or the Special Servicer, as applicable, shall become the Administrator under the Administration Agreement in accordance with Section 8 of such Agreement.

       (c) Any Person into which the Servicer or the Special Servicer, as applicable, may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Servicer or the Special Servicer, as applicable, shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer or the Special Servicer, as applicable, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

       (d) Notwithstanding any provision herein or in the Basic Documents to the contrary, the Servicer shall be liable as primary obligor for, and shall defend and indemnify the Owner Trustee (in its individual and trust capacities) and its successors, assigns, agents and servants (collectively, the "OT Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any OT Indemnified Party in any way relating to or arising out of this Agreement, the Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action



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
or inaction of the Owner Trustee hereunder, thereunder or in connection therewith, except only that the Servicer shall not be liable for or required to indemnify an OT Indemnified Party from and against expenses arising or resulting from any of the matters described in the third sentence of Section 7.01 of the Trust Agreement. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement and the Basic Documents. In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Servicer, which approval shall not be unreasonably withheld.

         SECTION 7.04. Limitation on Liability of Servicer, the Special Servicer and Others. (a) Neither the Servicer, the Special Servicer nor any of the officers, employees or agents of the Servicer or the Special Servicer shall be under any liability to the Issuer, the Owner Trustee, the Indenture Trustee, the Fiscal Agent or any other person for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or the Special Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its respective obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Servicer, the Special Servicer and any officer, employee or agent of the Servicer or the Special Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Servicer nor the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Servicer or the Special Servicer, as applicable, may undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liabilities for which the Issuer will be liable, the Servicer shall be entitled to be reimbursed therefor from the Issuer upon written demand.

         (b) Reserved.

         (c) The parties expressly acknowledge and consent to LaSalle National Bank simultaneously acting in the capacity of Custodian and Indenture Trustee. LaSalle National Bank may, in such capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by LaSalle National Bank of express duties set forth in this Agreement in any of such capacities.

         SECTION 7.05. Appointment of Subservicer. (a) Each of the Servicer and the Special Servicer may enter into Subservicing Agreements with Subservicers for the servicing and administration of all or a portion of the Mortgage Loans serviced by it hereunder, provided that each such Subservicing Agreement satisfies the Rating



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Agency Condition. References in this Agreement to actions taken or to be taken by the Servicer or the Special Servicer, as applicable, in servicing the Mortgage Loans serviced by it hereunder include actions taken or to be taken by a Subservicer on behalf of the Servicer or the Special Servicer, as applicable, pursuant to a Subservicing Agreement. Each Subservicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the applicable Subservicing Agreement. Each Subservicing Agreement will be upon such terms and conditions as the Servicer or the Special Servicer, as applicable, and the Subservicer have agreed and which terms and conditions shall not be inconsistent with this Agreement and shall provide that such Subservicing Agreement is terminable or assumable by a successor servicer without charge or penalty if the Servicer or the Special Servicer, as applicable, is terminated hereunder. The Servicer or the Special Servicer, as applicable, shall notify the Indenture Trustee and the Owner Trustee of its intention to appoint any Subservicer.

         (b) As part of its servicing activities hereunder, the Servicer or the Special Servicer, as applicable, shall enforce the obligations of each Subservicer appointed by it under the related Subservicing Agreement, including, without limitation, the obligation to make advances in respect of delinquent payments if required by the related Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, and the pursuit of other appropriate remedies, including the termination of Subservicing Agreements, shall be in such form and carried out to such an extent and at such time as the Servicer or the Special Servicer, as applicable, in its good faith business judgment, would require were it the owner of the Mortgage Loans. The Servicer or the Special Servicer, as applicable, shall pay the costs of such enforcement at its own expense and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

         (c) Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer or the Special Servicer, as applicable, and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer or the Special Servicer, as applicable, shall remain obligated and liable to the Issuer for the servicing and administration of the Mortgage Loans serviced by it hereunder in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of indemnification from a Subservicer and to the same extent and under the same terms and conditions as if the Servicer or the Special Servicer, as applicable, alone were servicing and administering the Mortgage Loans serviced by it hereunder.

         (d) At the cost and expense of the Servicer or the Special Servicer, as applicable, without any right of reimbursement, the Servicer or the Special Servicer, as applicable, shall be entitled to terminate the rights and responsibilities of a Subservicer appointed by it and arrange for any servicing responsibilities to be



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performed by a successor Subservicer meeting the eligibility requirements for
Subservicers set forth in paragraph (a) of this Section 7.05, provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Servicer or the Special Servicer, as applicable, at the Servicer's or the Special Servicer's, as applicable, option, from electing to service the related Mortgage Loans itself. If the Servicer's or the Special Servicer's, as applicable, responsibilities and duties under this Agreement are terminated pursuant to this Agreement, the Servicer or the Special Servicer, as applicable, shall at its own cost and expense promptly, but in no event later than three Business Days after receipt of notice of such termination, terminate the rights and responsibilities of any and all Subservicers except as provided in paragraph
(f) below. The Servicer or the Special Servicer, as applicable, shall pay from its own funds, without any right of reimbursement, all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of the Subservicers appointed by it.

         (e) Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Subservicer shall be deemed to be between such Subservicer and Servicer or the Special Servicer, as applicable, alone, and the Issuer shall have no obligations, duties or liabilities with respect to such Subservicer, including no obligation, duty or liability to pay such Subservicer's fees and expenses. For purposes of distributions by the Servicer or the Special Servicer, as applicable, pursuant to this Agreement, the Servicer or the Special Servicer, as applicable, shall be deemed to have received a payment on a Mortgage Loan when the applicable Subservicer has received such payment.

         (f) If the Indenture Trustee assumes the obligations of the Servicer in accordance with Section 8.02, the Indenture Trustee, to the extent necessary to permit the Indenture Trustee to carry out the provisions of Section 8.02, shall, without act or deed on the part of the Indenture Trustee, succeed to all of the rights of the Servicer under any Subservicing Agreement entered into pursuant to this Section 7.05. In such event, the Indenture Trustee as the successor to the Servicer shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to such Subservicing Agreement to the same extent as if such Subservicing Agreement had been assigned to the Indenture Trustee as such successor to the Servicer, except that the Servicer shall not thereby be relieved of any liability which has accrued or arisen under a provision of such Subservicing Agreement prior to the assumption by the Indenture Trustee or a successor to the Servicer under the terms of this Section 7.05.

         In the event that the Indenture Trustee or any successor to the Servicer or the Special Servicer, as applicable, shall succeed to the servicing obligations of the Servicer or the Special Servicer, as applicable, upon request of the Indenture Trustee or such successor to the Servicer or the Special Servicer, as applicable, the Servicer or the Special Servicer, as applicable, shall at its own expense deliver to the Indenture Trustee or such successor to the Servicer or the Special Servicer (as the case may be) all documents and records relating to any Subservicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it, if any, and will otherwise use its best efforts to effect the orderly and efficient transfer of any

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
Subservicing Agreement to the Indenture Trustee or the successor to the Servicer or the Special Servicer, as applicable.

         SECTION 7.06. Servicer and Special Servicer Not to Resign. (a) With respect to the responsibility of the Servicer to service the Mortgage Loans or the Special Servicer to service the Specially Serviced Mortgage Loans hereunder, the Servicer and the Special Servicer each acknowledges that the Issuer, Seller, Indenture Trustee and Owner Trustee have acted in reliance upon the Servicer's and the Special Servicer's, as applicable, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section 7.06, neither the Servicer nor the Special Servicer shall either assign this Agreement or its servicing obligations or delegate its rights or duties hereunder (other than to a Subservicer) or any portion thereof, except as provided in Section 7.06(b).

         (b) Neither the Servicer nor the Special Servicer may resign from its obligations under this Agreement unless such resignation, and the appointment of a successor, will not result in a downgrade, withdrawal or qualification of the rating of any Class of the Bonds or unless a determination is made that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the Servicer or the Special Servicer, as applicable, on the date hereof. Notice of any determination that the performance by the Servicer or the Special Servicer, as applicable, of its duties hereunder is no longer permitted under applicable law shall be communicated to the Owner Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered by the Servicer or the Special Servicer, as applicable, to each Rating Agency, the Issuer, the Owner Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation of the Servicer or the Special Servicer, as applicable, shall become effective until the Indenture Trustee has assumed the obligations and duties of the Servicer or until a successor servicer has assumed the obligations and duties of the Servicer or the Special Servicer in accordance with Section 8.03.

         SECTION 7.07. Merger or Consolidation of, or Assumption of the Obligations of, Custodian. Any person (i) into which the Custodian may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Custodian shall be a party, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Custodian or (iv) succeeding to the business of the Custodian, which Person shall execute an agreement of assumption to perform every obligation of the Custodian under this Agreement, shall be the successor to the Custodian under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement.

         SECTION 7.08. Representations and Warranties of the Indenture Trustee and the Fiscal Agent.

              (a) The Indenture Trustee hereby represents and warrants as of the execution and delivery of this Agreement and as of the



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
Closing Date that:

                           (a) The Indenture Trustee is a national banking
                  association, duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement and the Indenture and the Administration Agreement;

                           (ii) The execution and delivery by the Indenture
                  Trustee of this Agreement, the Indenture and the Administration Agreement have been duly authorized by all necessary corporate action on the part of the Indenture Trustee; neither the execution and delivery of this Agreement, the Indenture or the Administration Agreement, nor the consummation of the transactions contemplated in this Agreement, the Indenture and the Administration Agreement, nor compliance with the provisions of this Agreement, the Indenture and the Administration Agreement, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decrees or order binding on the Indenture Trustee or its properties that would materially and adversely affect the Indenture Trustee's ability to perform its obligations under this Agreement, the Indenture or the Administration Agreement, (ii) the organizational documents of the Indenture Trustee, or (iii) the terms of any material agreement or instrument to which the Indenture Trustee is a party or by which it is bound; the Indenture Trustee is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement, the Indenture or the Administration Agreement;

                           (iii) The execution, delivery and performance by the
                  Indenture Trustee of this Agreement, the Indenture or the Administration Agreement and the consummation of the transactions contemplated by this Agreement, the Indenture and the Administration Agreement do not require the consent, approval, authorization or order of, the giving of notice to or the registration with any state, federal or other governmental authority or agency, except such as has been or will be obtained, given, effected or taken in order for the Indenture Trustee to perform its obligations under this Agreement, the Indenture and the Administration Agreement;

                           (iv) This Agreement, the Indenture and the
                  Administration Agreement have been duly executed and delivered by the Indenture Trustee and, assuming due authorization, execution and delivery by the other parties hereto, constitute valid and binding obligations of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with their respective terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to



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         time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

                  (v) There are no actions, suits or proceedings pending or, to the best of the Indenture Trustee's knowledge, threatened, against the Indenture Trustee that, either in one instance or in the aggregate, would draw into question the validity of this Agreement, the Indenture, or which would be likely to impair materially the ability of the Indenture Trustee to perform under the terms of this Agreement, the Indenture or the Administration Agreement.

         (b) The Fiscal Agent hereby represents and warrants as of the execution and delivery of this Agreement and as of the Closing Date that:

                  (i) The Fiscal Agent is a foreign banking corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

                  (ii) The execution and delivery by the Fiscal Agent of this Agreement have been duly authorized by all necessary corporate action on the part of the Fiscal Agent; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decrees or order binding on the Fiscal Agent or its properties that would materially and adversely affect the Fiscal Agent's ability to perform its obligations under this Agreement, (ii) the organizational documents of the Fiscal Agent, or (iii) the terms of any material agreement or instrument to which the Fiscal Agent is a party or by which it is bound; the Fiscal Agent is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;

                  (iii) The execution, delivery and performance by the Fiscal Agent of this Agreement and the consummation of the transactions contemplated by this Agreement do not require the consent, approval, authorization or order of, the giving of notice to, or the registration with, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

                  (iv) This Agreement has been duly executed and delivered by the Fiscal Agent and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Fiscal Agent, enforceable against the Fiscal Agent in accordance with its terms, subject, as to enforcement of



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
         remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

                  (v) There are no actions, suits or proceedings pending or, to the best of the Fiscal Agent's knowledge, threatened, against the Fiscal Agent that, either in any one instance or in the aggregate, would draw into question the validity of this Agreement, or which would be likely to impair materially the ability of the Fiscal agent to perform under the terms of this Agreement.

         (c) The representations and warranties set forth in Sections 7.08(a) and 7.08(b) shall survive the sale, transfer and assignment of the Allied Interests and the Funding Note by the Seller to the Issuer and the pledge thereof by the Issuer to the Indenture Trustee pursuant to the Indenture.


                                  ARTICLE VIII

                                     Default

         SECTION 8.01. Servicer Events of Default. For purposes of this Agreement, each of the following shall constitute a "Servicer Event of Default":

         (a) (i) any failure by the Servicer to remit to the Bond Distribution Account or the Certificate Distribution Account when due any amount required to be so remitted or (ii) any failure by the Servicer or the Special Servicer, as applicable, to deposit in the Collection Account or Escrow Account any payment required to be made, which failure continues unremedied for two days (or, in the case of any P&I Advance, one day ); or

         (b) any failure by the Servicer or the Special Servicer, as applicable, duly to observe or perform in any material respect any other of its other covenants or obligations set forth in this Agreement that continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, has been given to the Servicer or the Special Servicer, as applicable, by or on behalf of the Indenture Trustee or the Issuer; or

         (c) an Insolvency Event shall have occurred with respect to the Servicer or the Special Servicer, as applicable; or

         (d) any failure of the Servicer or the Special Servicer to satisfy the requirements of Section 4.22(a) or Section 4.22(b), respectively.

         So long as a Servicer Event of Default exists and has not been remedied, the Issuer or the Indenture Trustee, by notice in writing to the Servicer may, and at the direction of Bondholders holding not less than 51% of the then outstanding Bond Balance, the Indenture Trustee shall, in addition to whatever rights the Issuer or the Indenture Trustee may have at law or equity to damages, including



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injunctive relief and specific performance, terminate all the rights and obligations (but not the liabilities that accrued prior to such termination) of the Servicer and/or the Special Servicer, as applicable, under this Agreement, whereupon, if such termination relates to the Servicer, the Indenture Trustee shall succeed to all of the responsibilities, duties and liabilities of the Servicer under this Agreement (except that if the Servicer is required to make P&I Advances in respect of any Mortgage Loans, but the Indenture Trustee or, if applicable, the Fiscal Agent, is prohibited by law from obligating itself to do so, the Indenture Trustee or, if applicable, the Fiscal Agent, will not be obligated to make such P&I Advances) or, if such termination relates to the Special Servicer, the Indenture Trustee shall appoint a successor to the Special Servicer; and the Indenture Trustee or any such successor to the Special Servicer shall be entitled to similar compensation arrangements. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Indenture Trustee pursuant to
Section 8.02. Upon such termination, the Servicer or the Special Servicer, as applicable, shall prepare, execute and deliver any and all documents and other instruments, place in the Indenture Trustee's or any such successor's possession any portion of any Mortgage File that may then be in its possession and all Servicing Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the sole expense of the Servicer or the Special Servicer, as applicable. Each of the Servicer and the Special Servicer agree that, if it is terminated hereunder, it shall cooperate with the Indenture Trustee, the Issuer and the Owner Trustee in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited to the Collection Account or Escrow Account by the Servicer or thereafter received with respect to the Mortgage Loans.

         SECTION 8.02. Consequences of a Servicer Event of Default. On or after the receipt by the Servicer or the Special Servicer, as applicable, of written notice terminating its rights under this Agreement, all authority, power, obligations and responsibilities of the Servicer under this Agreement automatically shall pass to, be vested in and become obligations and responsibilities of the Indenture Trustee or the successor servicer appointed by the Indenture Trustee (in either case, the "Successor Servicer") or of the successor Special Servicer appointed by the Indenture Trustee (the "Successor Special Servicer"); provided, however, that neither the Successor Servicer nor the Successor Special Servicer shall have any liability with respect to any obligation that was required to be performed by its terminated predecessor prior to the date that the Successor Servicer or Successor Special Servicer, as applicable, becomes the Servicer or the Special Servicer, as applicable, or any claim of a third party based on any alleged action or inaction of the terminated Servicer or the terminated Special Servicer, as applicable. The Successor Servicer or Successor Special Servicer, as applicable, is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer or the terminated Special Servicer, as applicable, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or




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accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The terminated Servicer or the terminated Special Servicer, as applicable, agrees to cooperate with the Successor Servicer or Successor Special Servicer, as applicable, in effecting the termination of the responsibilities and rights of the terminated Servicer or the terminated Special Servicer, as applicable, under this Agreement, including the transfer to the Successor Servicer or Successor Special Servicer, as applicable, for administration by it of all money and property held by the terminated Servicer or the terminated Special Servicer, as applicable, with respect to the Mortgage Loans and the delivery to the Successor Servicer or Successor Special Servicer, as applicable, of all Mortgage Files, Servicing Files and other records relating to the Mortgage Loans serviced by it hereunder and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the Successor Servicer or the Successor Special Servicer, as applicable, to service such Mortgage Loans.


         SECTION 8.03. Appointment of Successor. (a) On and after the time the Servicer or the Special Servicer, as applicable, receives a notice of termination pursuant to Section 8.02 or upon the resignation of the Servicer or the Special Servicer, as applicable, pursuant to Section 7.06, the Successor Servicer or the Successor Special Servicer, as applicable, shall be the successor in all respects to the Servicer or the Special Servicer, as applicable, in its capacity as Servicer or Special Servicer, as applicable, under this Agreement (including, in the case of the Servicer, its appointment as Administrator under the Administration Agreement as set forth in Section 8.03(c)) and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities, and termination provisions relating to the Servicer or the Special Servicer, as applicable, under this Agreement, except as otherwise stated herein. The Seller, the Issuer, the Indenture Trustee and such Successor Servicer or Successor Special Servicer, as applicable, shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. If a Successor Servicer or Successor Special Servicer, as applicable, is acting as Servicer or Special Servicer, as applicable, hereunder, it shall be subject to termination under Section 8.02 upon the occurrence of any Servicer Event of Default applicable to it as Servicer or Special Servicer, as applicable.

         (b) If the Indenture Trustee is unwilling or unable to act as Successor Servicer, it may (or, at the written request of Bondholders holding not less than 51% of the then outstanding Bond Balance, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan-servicing institution that is an Eligible Servicer to act as successor to the Servicer hereunder. Pending such appointment, the Indenture Trustee will be obligated to act in such capacity.

         (c) Upon appointment, the Successor Servicer or Successor Special Servicer shall (i) be the successor in all respects to the predecessor Servicer or Special Servicer, as applicable, and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer or Special Servicer, as applicable, and shall be entitled, subject to the following sentence, to all the rights granted to the predecessor Servicer or Special Servicer, as applicable, by the terms and provisions of this Agreement and (ii) in the case of a successor Servicer, become the Administrator under the Administration Agreement in accordance with Section 8 of such Agreement. The Indenture Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Servicer or the Special Servicer, as applicable, under this Agreement.

         SECTION 8.04. Notification to Bondholders and Certificateholders. Upon any termination of, or appointment of a successor to, the Servicer or Special Servicer, as applicable, pursuant to this Article VIII, the Issuer shall give prompt written notice thereof to Certificateholders, and the Indenture Trustee shall give prompt written notice thereof to Bondholders and the Rating Agencies. If the Indenture Trustee is the Paying Agent under the Trust Agreement, it shall give such notice to the Certificateholders on behalf of the Issuer.

         SECTION 8.05. Waiver of Past Defaults. The Holders of at least 51% of the Bond Balance may, on behalf of all Securityholders, waive in writing any default by the Servicer or Special Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist from the time of occurrence and shall be deemed not to have occurred, and any Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

                                   ARTICLE IX

                                   Termination

         SECTION 9.01. Optional Redemption of Bonds. (a) (i) At the option of the Seller on any Distribution Date on or after the Distribution Date on which the Bond Balance is less than 10% of the initial Bond Balance or (ii) in the event that ACC is no longer the Servicer, at the option of the Successor Servicer on any Distribution Date on or after the Distribution Date on which the Bond Balance is less than 10% of the initial Bond Balance (each, a "Redemption Date"), the Seller or the Successor Servicer, as applicable, shall be entitled to redeem the Bonds in full, but not in part. To exercise such option, the Seller or the Successor Servicer, as applicable, shall deposit to the Collection Account on the Redemption Date, pursuant to Section 5.04, an amount (the "Redemption Price") equal to the aggregate Purchase Price for the Funding Note and Allied Interests and shall succeed to all interests in and to the Funding Note and Allied Interests.

         (b) As described in Article IX of the Trust Agreement, notice of any termination of the existence of the Issuer shall be given by the Servicer to the Owner Trustee and the Indenture Trustee as soon as practicable after the Servicer has received notice thereof.

         (c) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Bonds, the Certificateholders will succeed to the rights of



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
the Bondholders hereunder and the Issuer will succeed to the rights of, and assume the obligations of, the Indenture Trustee pursuant to this Agreement.


                                    ARTICLE X

                                  Miscellaneous

         SECTION 10.01. Amendment. (a) This Agreement may be amended by the Seller, the Servicer, the Special Servicer, the Indenture Trustee, the Fiscal Agent, the Custodian and the Issuer, without the consent of any of the Securityholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Securityholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, at the expense of the party seeking such amendment, delivered to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of the Issuer, the Owner Trustee, the Indenture Trustee or any Bondholder or Certificateholder; provided further that the indemnification obligations hereunder in favor of the Owner Trustee may not be amended in any respect without the prior written consent of the Owner Trustee.

         (b) This Agreement may also be amended from time to time by the Seller, the Servicer, the Special Servicer, the Indenture Trustee, the Fiscal Agent, the Custodian and the Issuer, the Bondholders holding not less than 51% of the Bond Balance and the Holders of outstanding Certificates evidencing not less than a majority of the outstanding Percentage Interest, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Securityholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Mortgage Loans or distributions required to be made for the benefit of the Securityholders or (b) reduce the aforesaid portion of the Bond Balance, or the Percentage Interest of the Certificates, whose Holders are required to consent to any such amendment, without (i) the consent of the Bondholders holding all the outstanding Bonds and Certificateholders holding all the outstanding Certificates and (ii) receipt from each Rating Agency of a written affirmation that such amendment shall not result in the downgrade, reduction or withdrawal of the ratings then assigned by such Rating Agency to each Class of Bonds.

         Promptly after the execution of any amendment or consent, the Issuer shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each of the Rating Agencies.

         It shall not be necessary for the consent of Securityholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

         Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee (on behalf of the Issuer) and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's or the Indenture Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

         SECTION 10.02. Reserved.

         SECTION 10.03. Notices. All demands, notices, communications and instructions upon or to the Seller, the Servicer, the Special Servicer, the Issuer, the Owner Trustee, the Indenture Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, to Allied Capital CMT, Inc., 1666 K Street, N.W., Washington, D.C. 20006, Attention: Joan M. Sweeney; (b) in the case of the Servicer or the Special Servicer, to Allied Capital Corporation, 1666 K Street, N.W., Washington, D.C. 20006, Attention: Christina L. DelDonna;
(c) in the case of the Custodian or the Indenture Trustee, to LaSalle National Bank, 135 S. LaSalle Street, Suite 1625, Chicago, Illinois 60674-4107,
Attention: Asset-Backed Securities Trust Services Group-Allied Capital 1998-1;
(d) in the case of the Issuer or the Owner Trustee, at the Corporate Trust Office (as defined in the Trust Agreement), with a copy to any Administrator appointed under the Administration Agreement (as defined in the Trust Agreement); (e) in the case of Fitch, to Fitch IBCA, Inc., One State Street Plaza, New York, New York 10004, (f) in the case of Standard & Poor's, to Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 25 Broadway (15th Floor), New York, New York 10004, Attention: Asset Backed Surveillance Department and (g) in the case of the Fiscal Agent, to ABN AMRO Bank N.V., 135 S. LaSalle Street, Suite 1625, Chicago, Illinois 60674,
Attention: Asset-Backed Securities Trust Services Group-Allied Capital 1998-1; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

         SECTION 10.04. Assignment by the Seller or the Servicer. Notwithstanding anything to the contrary contained herein, except as provided in the remainder of this Section, as provided in Sections 6.04 and 7.03 herein and as provided in the provisions of this Agreement concerning the resignation of the Servicer or the Special Servicer, this Agreement may not be assigned by the Seller, the Servicer or the Special Servicer.

         SECTION 10.05. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Seller, the Servicer, the Special Servicer, the Issuer, the Owner Trustee (as an intended third party beneficiary hereof in its individual and trust capacities), the Certificateholders, the Indenture Trustee, the Fiscal Agent and the Bondholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         SECTION 10.06. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 10.07. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 10.08. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 10.09. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         SECTION 10.10. Assignment by Issuer. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Bondholders of all right, title and interest of the Issuer in, to and under the Funding Note, the Allied Interests and the ACC Guaranty and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Indenture Trustee.

         SECTION 10.11. Nonpetition Covenants. Notwithstanding any prior termination of this Agreement, the Servicer, the Special Servicer and the Seller shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause the Issuer or the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or the Seller under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or the Seller.

         SECTION 10.12. Limitation of Liability of Owner Trustee and Indenture Trustee. (a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Wilmington Trust Company in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer or the Owner Trustee hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations by or on behalf of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement including, without limitation, Articles VI, VII and VIII

         (b) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by LaSalle National Bank, not in its individual capacity but solely in its capacities as Indenture Trustee and Custodian and in no event shall LaSalle National Bank have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

         (c) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by ABN AMRO Bank N.V., not in its individual capacity but solely in its capacity as Fiscal Agent and in no event shall ABN AMRO Bank N.V. have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

         SECTION 10.13. Servicer Payment Obligation. The Servicer shall be responsible for payment of the Administrator's fees under the Administration Agreement and shall reimburse the Administrator for all expenses and liabilities of the Administrator incurred thereunder. The Servicer shall also be responsible for payment of the fees of the Indenture Trustee under the Indenture and the fees of the Owner Trustee under the Trust Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


    ALLIED CAPITAL COMMERCIAL MORTGAGE TRUST 1998-1

     By:WILMINGTON TRUST COMPANY, not in its individual capacity but solely as
                                            Owner Trustee on behalf of the
                                            Issuer

                                      By:   /s/ W. CHRIS SPONENBERG
                                         ---------------------------------------
                                            Name: W. Chris Sponenberg
                                            Title: Senior Financial Services
                                                   Officer



    ALLIED CAPITAL CMT, INC., Seller



                                      By:   /s/ JOAN M. SWEENEY
                                         ---------------------------------------
                                            Name: Joan M. Sweeney
                                            Title: Managing Director


    ALLIED CAPITAL CORPORATION, Servicer and Special Servicer


                                      By:   /s/ JOAN M. SWEENEY
                                         ---------------------------------------
                                            Name: Joan M. Sweeney
                                            Title: Managing Director


                                      LASALLE NATIONAL BANK,
                                        Indenture Trustee and Custodian


                                      By:   /s/ MICHAEL B. EVANS
                                         ---------------------------------------
                                            Name: Michael B. Evans
                                            Title: First Vice President


                                      ABN AMRO BANK N.V.,
                                        Fiscal Agent

                                      By:   /s/ MARY C. CASEY
                                         ---------------------------------------
                                            Name: Mary C. Casey
                                            Title: Vice President


                                      By:   /s/ ROBERT C. SMOLKA
                                         ---------------------------------------
                                            Name: Robert C. Smolka
                                            Title: Group Vice President

                                                                      SCHEDULE A


                           Schedule of Mortgage Loans

                                                                      SCHEDULE B


                            Mortgage Loan Data Tables

                                                                       EXHIBIT A

             FORM OF DISTRIBUTION DATE STATEMENT TO SECURITYHOLDERS

                           On file with Allied Capital

                                                                       EXHIBIT B


                         FORM OF SERVICER'S CERTIFICATE

                           On file with Allied Capital

(1) Denominations of $100,000 and integral multiples of $1 in excess thereof.


                                   B-1